EXHIBIT 99.1





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)

                                  by and among

                               ARCH PAGING, INC.,

                            THE LENDERS PARTY HERETO,

                              THE BANK OF NEW YORK,
                              ROYAL BANK OF CANADA
                                       and
                         TORONTO DOMINION (TEXAS), INC.,
                               as Managing Agents,

                              ROYAL BANK OF CANADA,
                             AS DOCUMENTATION AGENT,

                         TORONTO DOMINION (TEXAS), INC.,
                              AS SYNDICATION AGENT,

                                       AND

                              THE BANK OF NEW YORK,
                             AS ADMINISTRATIVE AGENT


                                      WITH


                           BNY CAPITAL MARKETS, INC.,
                              ROYAL BANK OF CANADA
                                       AND
                            TD SECURITIES (USA) INC.,
                                 AS CO-ARRANGERS





                            DATED AS OF JUNE 29, 1998

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT (Tranche A and Tranche C Facilities), dated as of June 29, 1998, by and among ARCH PAGING, INC. (the
"Borrower"), a Delaware corporation and the survivor of the Arch Subsidiary Merger and the ACE Merger (as defined below), the Lenders party hereto, THE BANK OF NEW YORK, ROYAL BANK OF CANADA and TORONTO DOMINION (TEXAS), INC., as Managing Agents (in such capacity, the "Managing Agents"), ROYAL BANK OF CANADA, as Documentation Agent (in such capacity, the "Documentation Agent"), TORONTO DOMINION (TEXAS), INC., as Syndication Agent (in such capacity, the "Syndication Agent"), and THE BANK OF NEW YORK, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                    RECITALS

     A. Reference is made to the First Amended and Restated Credit Agreement, dated as of May 21, 1996, by and among Arch Communications Enterprises, Inc. ("ACE"), Arch Communications Group, Inc. (the "Parent"), the lenders party thereto (the "Existing Lenders"), the Co-Agents party thereto and the Administrative Agent, as amended by Amendment No. 1, dated as of June 25, 1996, Amendment No. 2, dated as of March 25, 1997, Amendment No. 3, dated as of June 17, 1997, Amendment No. 4, dated as of January 7, 1998, and Amendment No. 5 and Waiver No. 1, dated as of March 9, 1998 (as so amended, the "Existing ACE Credit Agreement").

     B.  Prior  to,  or  contemporaneously   with,  the  effectiveness  of  this
Agreement, the following events will occur:

          (1) ACE will deliver the ACE Subordinated Note (as hereinafter defined) to The Westlink Company II, a wholly-owned direct Subsidiary of ACE ("Westlink II"), and The Westlink Company ("Westlink") and the Parent will transfer all of their respective investment (the "Benbow Assets") in Benbow PCS Ventures, Inc. ("Benbow") to Westlink II;

          (2) USA Mobile Communications, Inc. II, a Delaware corporation and a wholly-owned Subsidiary of the Parent, will change its name (the "Arch Name Change") to "Arch Communications, Inc." ("Arch"), each of the Subsidiaries of Arch will be merged (the "Arch Subsidiary Merger") into USA Mobile Communications, Inc. III, a Delaware corporation and a wholly-owned Subsidiary of Arch ("USAM III"), USAM III will change its name to "Arch Paging, Inc." (the "USAM Name Change"), immediately prior to the ACE Merger, Arch will contribute all of its assets (other than its Stock in the Borrower) to the Borrower (the "Arch Contribution"), the Borrower will create a new Subsidiary to be known as "Benbow Investments, Inc." ("Benbow Investments"), Benbow Investments will distribute all of its assets to the Borrower and Arch will designate Benbow Investments as an Unrestricted Subsidiary under and as defined in each of the Existing Arch Indentures (collectively with the Arch Name Change, the Arch Subsidiary Merger, the USAM Name Change and the Arch Contribution, the "Arch Transactions");

          (3) each of the Credit Parties under this Agreement and the Credit Parties under and as defined in the Tranche B Credit Agreement shall authorize BNY as the Administrative Agent under (i) the Amended and Restated Subsidiary Guaranty, Security and Subordination Agreement, dated as of May 21, 1996, made by ACE and its Subsidiaries party thereto to the Administrative Agent (the "Existing Subsidiary Guaranty"), to release the Liens granted by Westlink thereunder in its Benbow Assets, (ii) the Existing Parent Security Agreement (as defined in the Parent Guaranty) to release the Liens granted by the Parent thereunder in its Benbow Assets, and (iii) the Amended and Restated Borrower Security Agreement, dated as of May 21, 1996, as amended, made by ACE to the Administrative Agent (the "Existing Borrower Security Agreement"), to release the Liens granted by ACE thereunder in its Stock in Westlink II (if any);

          (4) Westlink II will merge into Benbow Investments with Benbow Investments as the survivor (the "Benbow Merger");

          (5) ACE will contribute all of its assets (other than its Stock in its Subsidiaries and in such of the Existing Intercompany Notes as are payable to it) to Arch Michigan (the "ACE Contribution") and ACE will be merged into the Borrower with the Borrower as the survivor (the "ACE Merger" and, together with the transactions referred to in clause (B)(1) above and the ACE Contribution, the "ACE Transactions");

          (6) Arch will issue the Arch 12 3/4% Senior Notes (as hereinaftER defined);

          (7) the loans and commitments of the Existing Lenders shall have been assigned to, and assumed by the Lenders and the Lenders under the Tranche B Credit Agreement pursuant to the Master Assignment (as hereinafter defined).

     C. As of the Second Restatement Date, (i) the Aggregate Revolving Credit Commitments under and as defined in the Existing ACE Credit Agreement equal
$212,250,000 (the "Existing Revolving Commitments"), (ii) the outstanding principal amount of Revolving Credit Loans under and as defined in the Existing ACE Credit Agreement equals $132,500,000 (the "Existing Revolving Loans"), (iii) the outstanding principal amount of Tranche A Term Loans under and as defined in the Existing ACE Credit Agreement equals $138,750,000 (the "Existing Tranche A Term Loans"), and (iv) the outstanding principal amount of Tranche B Term Loans under and as defined in the Existing ACE Credit Agreement equals $99,000,000 (the "Existing Tranche B Term Loans").

     D. On the Second Restatement Date, the parties hereto desire to, among other things, (i) reduce the Existing Revolving Commitments to $175,000,000,
(ii) continue the Existing Revolving Loans as Tranche A Loans hereunder, (iii) convert $125,000,000 of the Existing Tranche A Term Loans to Tranche C Loans hereunder, (iv) continue the Existing Tranche B Term Loans as Tranche B Loans under the Second Amended and Restated Credit Agreement (Tranche B Facility), dated as of the date hereof, among the Borrower, the Lenders party thereto and the Agents (as the same may be amended, supplemented or otherwise modified from time to time, the "Tranche B Credit Agreement"), (v) repay in full all Indebtedness under the Existing Arch Credit Agreement (as hereinafter defined) out of the proceeds of the Arch 12 3/4% Senior Notes, (vi) repay the ExistiNG Tranche A Term Loans not converted to Tranche C Loans, (vii) repay Tranche B Loans under the Tranche B Credit Agreement out of the proceeds of the Arch 12 3/4% Senior Notes and Tranche A Loans, and (viii) make certain other changes to the Existing ACE Credit Agreement by amending and restating the Existing ACE Credit Agreement in its entirety as hereinafter set forth with respect to the Tranche A Loans and the Tranche C

Loans and as set forth in the Tranche B Credit Agreement with respect to Tranche B Loans.

     E. For convenience, this Agreement is dated as of June 29, 1998 (the "SECOND RESTATEMENT DATE"), and references to certain matters related to the period prior thereto have been deleted.


1. DEFINITIONS

     1.1. DEFINED TERMS.

          As used in this Agreement, the following terms have the following meanings:

          "ABR ADVANCES": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

          "ACCOUNTANTS": Arthur Andersen LLP, or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Required Lenders.

          "ACE": as defined in Recital A.

          "ACE CONTRIBUTION": as defined in Recital B(5).

          "ACE MERGER": as defined in Recital B(5).

          "ACE SUBORDINATED NOTE": a subordinated promissory note, made by ACE to Westlink II, in the form and substance satisfactory to the Administrative Agent.

          "ACE TRANSACTIONS": as defined in Recital B(5).

          "ACQUISITION": the acquisition of a Paging-Related Business by the Borrower or any of its Subsidiaries through either a merger with another Person or the purchase of all or substantially all of the capital Stock of another Person or all or substantially all of the assets of another Person or of a division of another Person, which Person or division is in the paging business or a Paging Related Business or which assets have been and are to be used in the paging business or a Paging Related Business.

          "ACQUISITION CONSIDERATION": with respect to any Acquisition, the sum (without duplication) of (i) the cash consideration paid or agreed to be paid in connection therewith, plus (ii) the fair market value of all non-cash consideration paid or agreed to be paid in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred in connection therewith.

          "ADDITIONAL BENBOW INVESTMENTS": investments by Benbow Investments in Benbow made after the Second Restatement Date in accordance with Section 8.6(l).

          "ADJUSTED INDENTURE MATURITY DATE": the earlier to occur of (i) if the Arch 9-1/2% Indenture is in effect, August 1, 2003, and (ii) if the Arch 14% Indenture is in effect, May 1, 2004.

          "ADJUSTED NET CASH PROCEEDS": with respect to any Disposition as of any date of determination, the amount equal to the difference between (i) the Net Sales Proceeds from such Disposition, and (ii) the Reinvested Proceeds in connection with such Disposition.

          "ADMINISTRATIVE AGENT": as defined in the preamble.

          "ADVANCE": an ABR Advance or a Eurodollar Advance, as the case may be.

          "AFFECTED PRINCIPAL AMOUNT": in the event that (i) the Borrower shall fail for any reason to borrow, convert or continue after the Borrower shall have notified the Administrative Agent of its intent to do so in any instance in which the Borrower shall have requested a Eurodollar Advance, an amount equal to the principal amount of such requested Eurodollar Advance; (ii) a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance; and (iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance so prepaid or repaid.

          "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 25% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

          "AGENTS": collectively, the Collateral Agent, the Managing Agents, the Documentation Agent, the Syndication Agent and the Administrative Agent.

          "AGGREGATE COMMITMENTS": on any date, the sum of the Commitments of all Lenders on such date.

          "AGGREGATE PREPAYMENT/REDUCTION AMOUNT": as defined in Section 2.4.

          "AGGREGATE TRANCHE A COMMITMENTS": on any date, the sum of the Tranche A Commitments on such date.

          "AGGREGATE TRANCHE A EXPOSURE": at any time, the aggregate sum at such time of the Tranche A Exposures of all Tranche A Lenders.

          "AGGREGATE TRANCHE B COMMITMENTS": as defined in the Tranche B Credit Agreement.

          "AGGREGATE TRANCHE B EXPOSURE": as defined in the Tranche B Credit Agreement.

          "AGGREGATE TRANCHE C PERCENTAGE": on any date of determination, if immediately prior to the prepayment or reduction with respect to which the calculation of the Aggregate Tranche C Percentage is being made:

                    (i) the Aggregate Tranche B Commitment is then in existence and/or any Tranche B Loans are then outstanding, the percentage equal to a fraction (i) the numerator of which is the aggregate unpaid principal balance of the Tranche C Loans on such date, and (ii) the denominator of which is the sum of (1) the amount determined under clause (i) of this definition on such date, plus (2) (A) prior to the Tranche B Conversion Date, the Aggregate Tranche B Commitments on such date, and (B) on or after the Tranche B Conversion Date, the aggregate unpaid principal balance of the Tranche B Loans on such date, plus (3)
          (A) prior to the termination (or other non-existence) of the Aggregate Tranche A Commitments, the Aggregate Tranche A Commitments on such date and (B) on and after the termination (or other non-existence) of the Aggregate Tranche A Commitments, the Aggregate Tranche A Exposure on such date; or

                    (ii) the Aggregate Tranche B Commitment has terminated or is otherwise no longer in existence and no Tranche B Loans are then outstanding, the percentage equal to a fraction (i) the numerator of which is the aggregate unpaid principal balance of the Tranche C Loans on such date, and (ii) the denominator of which is the sum of (1) the amount determined under clause (i) of this definition on such date, plus (2) (A) prior to the termination (or other non-existence) of the Aggregate Tranche A Commitments, the Aggregate Tranche A Commitments on such date and (B) on and after the termination (or other non-existence) of the Aggregate Tranche A Commitments, the Aggregate Tranche A Exposure on such date.

                    "AGREEMENT":   this  Second  Amended  and  Restated   Credit
          Agreement (Tranche A and Tranche C Facilities), as the same may be amended, supplemented or otherwise modified from time to time.

                    "ALTERNATE BASE RATE": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                    "ANNUALIZED OPERATING CASH FLOW": on any date of determination, an amount equal to (i) Operating Cash Flow for the fiscal quarter ending on such date or, if such date is not a fiscal quarter ending date, the immediately preceding fiscal quarter, multiplied by (ii) four.

                    "ANSWER IOWA": Answer Iowa, Inc., an Iowa corporation.

                    "ANSWER  IOWA   LICENSEE   CORP.":   Answer  Iowa   Licensee
          Corporation, a Delaware corporation.

                    "API DEBT": at any date of determination, the sum of all Indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

                    "API LEVERAGE RATIO": at any date of determination, the ratio of API Debt to Annualized Operating Cash Flow.

                    "APPLICABLE ARCH INDENTURE TRUSTEES": at any time, (i) if the Arch 9 1/2% Indenture is in effect and has not been satisfieD, defeased or discharged, United States Trust Company of New York or its successor as trustee under the Arch 9 1/2% Indenture, and (ii) if tHE Arch 14% Indenture is in effect and has not been satisfied, defeased or discharged, United States Trust Company of New York or its successor as trustee under the Arch 14% Indenture.

                      "APPLICABLE MARGIN":

                      (a) As to the Tranche A Loans and Letters of Credit, at all times during the applicable periods set forth below: (i) with respect to the unpaid principal amount thereof consisting of ABR Advances, the applicable percentage set forth below next to the words "Alternate Base Rate" and (ii) with respect to (A) the unpaid principal amount thereof consisting of Eurodollar Advances, and (B) Letter of Credit Fees, the applicable percentage set forth below next to the words "Eurodollar and LC Rate":

                                                                    Applicable
        Period                        Rate                          Margin
        ------                        ----                          ------
        when the Pricing              Alternate Base Rate           1.750%
        Leverage Ratio is             Eurodollar and LC Rate        3.000%
        greater than or equal
        to 5.00:1.00

        when the Pricing              Alternate Base Rate           1.500%
        Leverage Ratio is             Eurodollar and LC Rate        2.750%
        greater than or equal
        to 4.50:1.00 but less
        than 5.00:1.00

        when the Pricing              Alternate Base Rate           1.125%
        Leverage Ratio is             Eurodollar and LC Rate        2.375%
        greater than or equal
        to 4.00:1.00 but less
        than 4.50:1.00

        when the Pricing              Alternate Base Rate           0.750%
        Leverage Ratio is             Eurodollar and LC Rate        2.000%
        greater than or equal
        to 3.00:1.00 but less
        than 4.00:1.00

        when the Pricing              Alternate Base Rate           0.375%
        Leverage Ratio is             Eurodollar and LC Rate        1.625%
        less than 3.00:1.00

          (b) As to the Tranche C Loans:

                   (i) for the first 180 days after the Second Restatement Date,
(A) with respect to the unpaid principal amount thereof consisting of ABR Advances, 2.00%, and (B) with respect to the unpaid principal amount thereof consisting of Eurodollar Advances, 3.25%, and

                    (ii) thereafter, at all times during the applicable periods set forth below: (A) with respect to the unpaid principal amount thereof consisting of ABR Advances, the applicable percentage set forth below next to the words "Alternate Base Rate" and (B) with respect to the unpaid principal amount thereof consisting of Eurodollar Advances, the applicable percentage set forth below next to the words "Eurodollar Rate":

                                                                    Applicable
        Period                        Rate                          Margin
        ------                        ----                          ------
        when the Pricing              Alternate Base Rate           2.000%
        Leverage Ratio is             Eurodollar Rate               3.250%
        greater than or equal
        to 5.00:1.00

        when the Pricing              Alternate Base Rate           1.750%
        Leverage Ratio is             Eurodollar Rate               3.000%
        greater than or equal
        to 4.50:1.00 but less
        than 5.00:1.00

        when the Pricing              Alternate Base Rate           1.500%
        Leverage Ratio is             Eurodollar Rate               2.750%
        less than 4.50:1.00

          (c) Changes in the Applicable Margin resulting from a change in the Pricing Leverage Ratio, as set forth in a Compliance Certificate delivered pursuant to Section 7.1(c) evidencing such a change, shall become effective upon the second Business Day following the delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.1(c) evidencing a change in the Pricing Leverage Ratio. If the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by Section 7.1(c), the Pricing Leverage Ratio, solely for purposes of calculating the Applicable Margin, shall be deemed to be greater than 5.00:1.00 from and including the date on which such Compliance Certificate was required to be delivered to the date of delivery to the Administrative Agent of such Compliance Certificate.

          "APPLICABLE PROCEEDS": any and all proceeds of casualty insurance or condemnation held by the Administrative Agent pursuant to the Loan Documents in connection with a casualty or condemnation event for which the conditions for use thereof by the Borrower or any Subsidiary, as set forth in the Loan Documents, shall not have been satisfied.

          "APPROPRIATE PARTY": at any time (i) prior to the Existing Arch Senior Note Termination Date, (x) if none of the Collateral Documents (other than the Borrower Pledge Agreement and the Restricted Subsidiary Security Agreement
(Bank)) or the Indenture Collateral Documents are then effective, the Escrow Agent, or (y) if, in addition to the Borrower Pledge Agreement and the Restricted Subsidiary Security Agreement (Bank), any of the Collateral Documents and any of the Indenture Collateral Documents are then effective, the Collateral Agent and the Applicable Arch Indenture Trustees and (ii) on or after the Existing Arch Senior Note Termination Date, the Collateral Agent.

          "ARCH": as defined in Recital B(2).

          "ARCH 12 3/4% INDENTURE": the Indenture, dated as of June 29, 1998, between Arch and U.S. Bank Trust National Association, or its successor, as trustee, pursuant to which Arch issued the Arch 12 3/4% Senior Notes.

          "Arch 12 3/4% Senior Notes": the 12 3/4% Senior Notes due 2007 issued by Arch pursuant to the Arch 12 3/4% Indenture.

          "ARCH 9 1/2% INDENTURE": the Indenture, dated as of February 7, 1994, between Arch and United States Trust Company of New York or its successor, as trustee, pursuant to which Arch issued its 9 1/2% Senior Notes due 2004.

          "ARCH 14% INDENTURE": the Indenture, dated as of December 15, 1994, between Arch and United States Trust Company of New York or its successor, as trustee, pursuant to which Arch issued its 14% Senior Notes due 2004.

          "ARCH CANADA": Arch Canada, Inc., a Canadian corporation and, prior to the ACE Merger, a wholly-owned Subsidiary of ACE, and thereafter, a wholly-owned Subsidiary of the Borrower.

          "ARCH CAPITOL": Arch Capitol District, Inc., a New York corporation and a wholly-owned Subsidiary of the Borrower.

          "ARCH CONNECTICUT": Arch Connecticut Valley, Inc., a Massachusetts corporation and a wholly-owned Subsidiary of the Borrower.

          "ARCH CONTRIBUTION": as defined in Recital B(5).

          "ARCH GUARANTY": the Arch Guaranty, in substantially the form of Exhibit R.

          "ARCH MICHIGAN": Arch Michigan, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

          "ARCH NAME CHANGE": as defined in Recital B(2).

          "ARCH SECURITY AGREEMENT (9 1/2% INDENTURE)": Arch Security Agreement (9 1/2% Indenture), in substantially the form of Exhibit I-2.

          "ARCH SECURITY AGREEMENT (14% INDENTURE)": Arch Security Agreement (14% Indenture), in substantially the form of Exhibit I-3.

          "ARCH SECURITY AGREEMENT (BANK)": Arch Security Agreement (Bank), by and between Arch and the Collateral Agent, in substantially the form of Exhibit I-1.

          "ARCH SERVICES": Arch Communications Services, Inc., a New York corporation and a wholly-owned Subsidiary of the Borrower.

          "ARCH SOUTHEAST": Arch Southeast Communications, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

          "ARCH SUBSIDIARY MERGER": as defined in Recital B(2).

          "ARCH TRANSACTIONS": as defined in Recital B(2).

          "ASSET SALE DISPOSITION": as defined in Section 8.8(d).

          "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an assignment and acceptance agreement, substantially in the form of Exhibit E.

          "BECKER":   Becker  Beeper,   Inc.,  an  Illinois  corporation  and  a
wholly-owned Subsidiary of the Borrower.

          "BEEPER": The Beeper Company of America, Inc., a Colorado corporation and a wholly-owned Subsidiary of the Borrower.

          "BENBOW": as defined in Recital B(1).

          "BENBOW ASSETS" as defined in Recital B(1).

          "BENBOW INVESTMENTS": as defined in Recital B(2).

          "BENBOW MERGER": as defined in Recital B(4).

          "BNY": The Bank of New York.

          "BNY RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.


          "BOARD OF GOVERNORS": the Board of Governors of the Federal Reserve System of the United States.

          "BORROWER": as defined in the preamble.

          "BORROWER OBLIGATIONS": collectively, (i) all of the obligations and liabilities of the Borrower under the Loan Documents (as defined hereunder) and the Loan Documents under and as defined in the Tranche B Credit Agreement, and
(ii) all of the obligations and liabilities of the Borrower under each Secured Hedging Agreement, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

          "BORROWER PLEDGE AGREEMENT": the Borrower Pledge Agreement, amending and restating in part the Existing Borrower Security Agreement, in substantially the form of Exhibit G.

          "BORROWER  SECURITY  AGREEMENT  (9  1/2%  INDENTURE)":   the  Borrower
SecuritY Agreement (9 1/2% Indenture), in substantially the form of Exhibit H-2.

          "BORROWER SECURITY AGREEMENT (14% INDENTURE)": the Borrower Security Agreement (14% Indenture), in substantially the form of Exhibit H-3.

          "BORROWER SECURITY AGREEMENT (BANK)":  the Borrower Security Agreement
(Bank), amending and restating in part the Existing Borrower Security Agreement, in substantially the form of Exhibit H-1.

          "BTP": BTP Acquisition Corporation, formerly a Subsidiary of ACE which, in or about February, 1997, was merged into Arch Southeast with Arch Southeast as the survivor.

          "BUSINESS  DAY":  for all  purposes  other than as set forth in clause
(ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

          "CAPITAL CONTRIBUTION": collectively, the capital contribution made by the Parent to Arch and by Arch to the Borrower in an amount equal to the net proceeds of the Equity Investment minus $1,000,000.

          "CAPITAL EXPENDITURES": any expenditures made or costs incurred that are required or permitted to be capitalized for financial reporting purposes in accordance with GAAP other than deferred financing fees.

          "CAPITAL LEASES": leases that are required or permitted to be capitalized for financial reporting purposes in accordance with GAAP.

          "CASCADE":   Cascade  Mobile  Communications  Limited  Partnership,  a
Delaware limited partnership.

          "CASH INTEREST EXPENSE": for any period, the sum of (i) cash interest expense on Total Debt (adjusted to give effect to all Interest Rate Protection Agreements and fees and expenses paid in connection with the same, all as determined in accordance with GAAP) during such period as determined in accordance with GAAP, (ii) Commitment Fees and Letter of Credit Fees during such period and (iii) without duplication, Restricted Payments made to the Parent during such period to the extent made to enable the Parent to satisfy its interest obligations under the Parent Discount Notes Indenture.

          "CHANGE IN LAW": (i) the adoption of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any Governmental Body (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Body charged with the administration thereof.

          "CHANGE OF CONTROL": any change of control, fundamental change or any similar circumstance which, under any of the Existing Arch Indentures, the Arch 12 3/4%

Indenture, the Parent Discount Notes Indenture, the Subordinated Indenture, the Replacement Indenture or the documentation evidencing or governing any other Indebtedness of the Parent, Arch or the Borrower of $15,000,000 or more, results in an obligation of the Parent, Arch or the Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

          "CLASS": with respect to (i) the Lenders, the Tranche A Lenders, the Tranche B Lenders or the Tranche C Lenders, and (ii) the Loans, the Tranche A Loans, the Tranche B Loans or the Tranche C Loans.

          "CODE": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

          "COLLATERAL": collectively, the collateral under and as defined in the Collateral Documents.

          "COLLATERAL AGENT": The Bank of New York, in its capacity as collateral agent under the Collateral Documents.

          "COLLATERAL DOCUMENTS": collectively, (i) upon the execution and delivery thereof, the Borrower Pledge Agreement, the Borrower Security Agreement
(Bank), the Subsidiary Guaranty, the Arch Guaranty, the Parent Guaranty, the Restricted Subsidiary Security Agreement (Bank), each Secured Hedging Agreement, the Escrow Agreement, and the Powers of Attorney, (ii) upon the declaration of the effectiveness thereof pursuant to Section 7.19, the Triggering Collateral Documents, and (iii) all other instruments and documents delivered pursuant to
Section 7.17 or 7.18 to secure any of the Borrower Obligations.

          "COMMITMENT": as to (i) any Tranche A Lender, such Tranche A Lender's Tranche A Commitment and (ii) the Letter of Credit Issuer, its Letter of Credit Commitment.

          "COMMITMENT FEE PERCENTAGE":

          (a) at all times during the applicable periods set forth below, the applicable percentage set forth below next to the words "Tranche A Commitment":

                                                                    Applicable
        Period                        Commitment                    Margin
        ------                        ----------                    ------
        when the Pricing              Tranche A Commitment          0.5000%
        Leverage Ratio is
        greater than or equal
        to 4.00:1.00

        when the Pricing              Tranche A Commitment          0.3750%
        Leverage Ratio is
        less than 4.00:1.00

               (b) Changes in the Commitment Fee Percentage resulting from a change in the Pricing Leverage Ratio, as set forth in a Compliance Certificate delivered pursuant to Section 7.1(c) evidencing such a change, shall become effective upon the second Business Day following the delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.1(c) evidencing a change in the Pricing Leverage Ratio. If the Borrower shall fail to deliver a Compliance Certificate within 60 days after the end of each of the first three fiscal quarters (or 90 days after the end of the last fiscal quarter) as required by Section 7.1(c), the Pricing Leverage Ratio, solely for purposes of calculating the Commitment Fee Percentage, shall be deemed to be greater than 4.00:1.00 from and including the date on which such Compliance Certificate was required to be delivered to the date of delivery to the Administrative Agent of such Compliance Certificate.

          "COMMITMENT FEES": the Tranche A Commitment Fee.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with Arch or any of its Subsidiaries within the meaning of Section 414(b) or 414(c) of the Code.

          "COMMUNICATIONS ACT": the Communications Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

          "COMPLIANCE CERTIFICATE": a certificate substantially in the form of Exhibit D.

          "CONFIDENTIAL INFORMATION": as defined in Section 11.12.

          "CONSOLIDATED": each of the Borrower and its Subsidiaries taken together.

          "CONSOLIDATING": each of the Borrower and each of its Subsidiaries taken separately.

          "CONTINGENT OBLIGATION": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure, protect from loss, or hold harmless the beneficiary of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The term Contingent Obligation shall also include the liability of a general partner in respect of the recourse liabilities of the partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "CONVERSION/CONTINUATION DATE": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

          "CREDIT EXTENSION DATE": any Business Day specified in a Credit Request as a day on which the Borrower requests (i) the Lenders to make Loans, or (ii) the Letter of Credit Issuer to issue a Letter of Credit.

          "CREDIT PARTY": an Agent, the Letter of Credit Issuer or a Lender, as the case may be.

          "CREDIT  REQUEST":   a  request  for  Loans  or  a  Letter  of  Credit
substantially in the form of Exhibit B.

          "DEFAULT": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DISPOSITION": any Asset Sale Disposition or the Tower Sale.

          "DOCUMENTATION AGENT": as defined in the preamble.

          "DOLLARS" and "$": lawful currency of the United States.

          "DOMESTIC   SUBSIDIARY":   any  Subsidiary   that  is  not  a  Foreign
Subsidiary.

          "ELIGIBLE INSTITUTION": (i) any commercial bank, trust company, banking association, insurance company, financial institution, mutual fund or pension fund acceptable to the Administrative Agent and the Letter of Credit Issuer, (ii) any Lender or any Affiliate or Subsidiary thereof, or (iii) any commercial bank, trust company, mutual fund or banking association having undivided capital surplus and retained earnings exceeding $100,000,000.

          "ENVIRONMENTAL LAWS": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, hazardous materials or pollutants or industrial hygiene and including (i) the
Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 et seq. ("CERCLA"); (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA ss.7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA ss.1801 et seq. and (vii) all rules, regulations judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

          "EQUITY INVESTMENT": the issuance by the Parent of New Parent Preferred Stock pursuant to the Equity Investment Documents.

          "EQUITY INVESTMENT DOCUMENTS": collectively, (i) the Stock Purchase Agreement, dated as of June 29, 1998, among the Parent, Sandler Capital Partners IV, L.P.,

Sandler Capital Partners IV FTE, L.P. and such other investors named therein, and (ii) all other documents executed in connection therewith.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

          "ESCROW AGENT": The Bank of New York Trust Company of Florida, N.A., or its successor as escrow agent under the Escrow Agreement.

          "ESCROW AGREEMENT": the Escrow Agreement, in substantially the form of Exhibit M.

          "EURODOLLAR ADVANCES": collectively, the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate. Each Eurodollar Advance shall mature on the last day of the Interest Period applicable thereto.

          "EURODOLLAR RATE": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

               (a) the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to its Specified Percentage of the Eurodollar Advance to which such Interest Period shall apply for a period comparable to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

               (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D). Such reserve requirements shall include those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

          "EVENT OF DEFAULT": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCESS CASH FLOW": with respect to any fiscal year, Operating Cash Flow for such fiscal year less the sum of, without duplication (i) the amount, if positive, equal to (a) the amount of the Tranche A Loans outstanding at the beginning of such fiscal year minus (b) the Aggregate Tranche A Commitments at the end of such fiscal year (without giving effect to reductions thereof during such period required by Section 2.3(d)), (ii) payments of the principal of the Tranche C Loans and, after the Tranche B Conversion Date, the Tranche B Loans during such fiscal year (other than mandatory prepayments thereof required by Section 2.4), (iii) scheduled payments of principal of other Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis made during such fiscal year (including Indebtedness in respect of Capital Leases), (iv) Capital Expenditures made by the Borrower and its Subsidiaries on a Consolidated basis during such fiscal year, (v) without duplication, taxes and payments under the Tax Sharing Agreement paid by the Borrower and its Subsidiaries in cash during such period, and (vi) Cash Interest Expense for such fiscal year.

          "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXCLUDED TAX": as to any Person, a Tax which Tax (a) is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or represents interest, fees or penalties for payment of any such income tax or franchise tax and which is imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, and (iv) in the case of each Credit Party, any jurisdiction in which such Credit Party is deemed to be doing business, and (b) in the case of any Foreign Credit Party, is a withholding tax that is imposed on amounts payable to such Foreign Credit Party at the time such Foreign Credit Party becomes a party to this Agreement or is attributable to such Foreign Credit Party's failure to comply with Section 3.6(c).

          "EXISTING ACE CREDIT AGREEMENT": as defined in Recital A.

          "EXISTING ARCH CREDIT AGREEMENT": the First Amended and Restated Credit Agreement, dated as of March 19, 1997, among Arch, certain Subsidiaries of Arch, the lenders party thereto, and BNY, as administrative agent.

          "EXISTING ARCH INDENTURES": collectively, the Arch 9 1/2% Indenture and thE Arch 14% Indenture.

          "EXISTING ARCH SENIOR NOTE TERMINATION DATE": the first date on which none of the Existing Arch Senior Notes remain outstanding and neither of the Existing Arch Indentures is in effect.

          "EXISTING ARCH SENIOR NOTES": collectively, (i) the 9-1/2% Senior Notes due 2004 issued by Arch under the Arch 9-1/2% Indenture and (ii) the 14% Senior Notes due 2004 issued by Arch under the Arch 14% Indenture.

          "EXISTING BORROWER SECURITY AGREEMENT": as defined in Recital B(3).

          "EXISTING INTERCOMPANY NOTES": collectively, (i) the Intercompany Notes, each dated September 7, 1995, made by each of Arch Capitol, Arch Connecticut, Arch Michigan, Arch Services, Arch Southeast, Becker, Beeper, BTP, Groome, and ProPage to ACE, (ii) the Restated Intercompany Note, dated May 16, 1995, made by Hudson to Arch Capitol, (iii) the Intercompany Notes, each dated May 16, 1995, made by each of Arch Capitol, Arch Connecticut, Arch Michigan, Arch Services, Arch Southeast, Becker, Beeper, BTP, Groome, ProPage and the Borrower to the Parent, (iv) the Intercompany

Notes, each dated the May 21, 1996, made by each of Lund Products, Answer Iowa, Westlink New Mexico, Kelley's Telephone, Westlink Licensee Corp., Cascade and Telecomm/KRT to Westlink Company, (v) the Intercompany Notes, each dated the May 21, 1996, made by each of Kelley's Licensee Corp., Cascade and Telecomm/KRT to Kelley's Telephone, (vi) the Intercompany Note, dated the May 21, 1996, made by Westlink New Mexico Licensee Corp. to Westlink New Mexico, (vii) the Intercompany Note, dated the May 21, 1996, made by Answer Iowa Licensee Corp. to Answer Iowa, (viii) the Intercompany Note, dated the May 21, 1996, made by Answer Iowa to Lund Products, and (ix) the Existing Parent Intercompany Notes.

          "EXISTING LENDERS": as defined in Recital A.

          "EXISTING PARENT INTERCOMPANY NOTES": collectively, the Intercompany Notes, each dated May 16, 1995, made by the Parent to each of the Borrower, Arch Capitol, Arch Connecticut, Arch Michigan, Arch Services, Arch Southeast, Becker, Beeper, BTP, Groome, and ProPage.

          "EXISTING REVOLVING COMMITMENTS": as defined in Recital C.

          "EXISTING REVOLVING LOANS": as defined in Recital C.

          "EXISTING SUBSIDIARY GUARANTY": as defined in Recital B(3).

          "EXISTING TRANCHE A COMMITMENTS": as defined in Recital C.

          "EXISTING TRANCHE A LOANS": as defined in Recital C.

          "EXISTING TRANCHE A TERM LOANS": as defined in Recital C.

          "EXISTING TRANCHE B TERM LOANS": as defined in Recital C.

          "EXTENSIONS OF CREDIT": collectively, the Loans, the Letters of Credit and any participations therein pursuant to Section 2.6(c).

          "FCC": the Federal Communications Commission, or any Governmental Body succeeding to the functions thereof.

          "FEDERAL FUNDS RATE": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions as determined by BNY and reported to the Administrative Agent.

          "FEES": is defined in Section 2.9.

          "FINANCIAL OFFICER": as to any Person, the chief financial officer, vice president-finance or treasurer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

          "FIXED CHARGE COVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of (i) Annualized Operating Cash Flow to (ii) Fixed Charges for the Four Quarter Trailing Period.

          "FIXED CHARGES": for any period, with respect to the Borrower and its Subsidiaries on a Consolidated basis, the sum of (i) scheduled payments of principal on Total Debt made or required to be made during such period, (ii) the amount, if positive, equal to (a) the amount of the Tranche A Loans outstanding at the beginning of such period minus (b) the Aggregate Tranche A Commitments at the end of such period (without giving effect to reductions thereof during such period required by Sections 2.4(a), 2.4(c) and 2.3(d)), (iii) Capital Expenditures made during such period, (iv) payments under Capital Leases made or required to be made in such period, (v) without duplication, taxes and payments under the Tax Sharing Agreement, in each case paid or required to be paid in cash during such period, and (vi) Cash Interest Expense.

          "FOREIGN CREDIT PARTY": any Credit Party that is organized under the laws of a jurisdiction other than the United States.

          "FOREIGN SUBSIDIARY": any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code.

          "FOUR QUARTER TRAILING PERIOD": at any date of determination, the period of the four fiscal quarters ending on such date, or, if such date is not the last day of a fiscal quarter, the period of the most immediately completed four fiscal quarters.

          "GAAP": generally accepted accounting principles as in effect from time to time in the United States.

          "GOVERNMENTAL BODY": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

          "GROOME": Groome Enterprises, Inc., formerly a Subsidiary of ACE which, in or about February, 1997, was merged into Arch Southeast with Arch Southeast as the survivor.

          "GUARANTORS": collectively, the Parent, Arch and the Subsidiary Guarantors.

          "HIGHEST LAWFUL RATE": as to any Lender or BNY, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender or BNY on the Note or Notes held thereby, as the case may be, or which may be owing to such Lender or BNY pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender or BNY and this transaction.

          "HUDSON": Hudson Valley Mobile Telephone, Inc., formerly a Subsidiary of Arch Capitol which, in or about February, 1997, was merged into Arch Capitol with Arch Capitol as the survivor.

          "INDEBTEDNESS": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities (excluding liabilities under Secured Hedging Agreements) secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (vi) obligations under Capital Leases, (vii) all Contingent Obligations and (viii) obligations under the Non-Competition Agreements.

          "INDEMNIFIED LIABILITIES": as defined in Section 11.4(b).

          "INDEMNIFIED TAX": as to any Person, any Tax, except (i) an Excluded Tax imposed on such Person and (ii) any interest, fees or penalties for late payment thereof imposed on such Person.

          "INDENTURE COLLATERAL DOCUMENTS": collectively, the Borrower Security Agreement (14% Indenture), the Borrower Security Agreement (9 1/2% Indenture), ArcH Security Agreement (14% Indenture), Arch Security Agreement (9 1/2% Indenture), thE Restricted Subsidiary Security Agreement (14% Indenture), the Restricted Subsidiary Security Agreement (9 1/2% Indenture), the Unrestricted Subsidiary Security Agreement (14% Indenture) and the Unrestricted Subsidiary Security Agreement (9 1/2% Indenture).

          "INTELLECTUAL PROPERTY": all copyrights, trademarks, servicemarks, patents, trade names and service names.

          "INTERCOMPANY SUBORDINATED DEBT": as defined in Section 8.1(vi).

          "INTEREST COVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of Operating Cash Flow to Cash Interest Expense for the Four Quarter Trailing Period.

          "INTEREST PAYMENT DATE": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (iii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of greater than three months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Credit Extension Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months or, if agreed by each Lender, nine or twelve months, thereafter, as selected by the Borrower, in its irrevocable Credit Request or its irrevocable Notice of

Conversion/Continuation; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (b) any Interest Period pertaining to a Eurodollar Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (c) no Interest Period selected in respect of any Eurodollar Advance comprising all or a part of (i) a Tranche A Loan shall end after the Tranche A Maturity Date or (ii) a Tranche C Loan shall end after the Tranche C Maturity Date;

               (d) the Borrower shall select Interest Periods so as not to have more than eight outstanding Interest Periods (together with any outstanding Interest Periods under and as defined in the Tranche B Credit Agreement) at any one time; and

               (e) the Borrower shall select Interest Periods such that on each date that (i) a mandatory scheduled reduction of the Aggregate Tranche A Commitments occurs pursuant to Section 2.3(b), or (ii) a scheduled repayment of the Tranche C Loans under Section 2.5(a) is due, the outstanding principal amount of all ABR Advances, when added to the aggregate principal amount of each Eurodollar Advance the applicable Interest Period of which shall end on such date, shall equal or exceed the aggregate amount of the Loans which may be required to be repaid on such date pursuant to Sections 2.3(b) and 2.5(a), respectively.

          "INTEREST RATE PROTECTION AGREEMENTS": collectively, all interest rate swap, cap, ceiling, hedge or other interest rate protection agreements designed to hedge against fluctuations in interest rates entered into by the Borrower with any financial institution.

          "INVESTMENTS": as defined in Section 8.6.

          "KELLEY'S LICENSEE CORP.": Kelley's Licensee Corporation, a Delaware corporation and a wholly-owned Subsidiary of Kelley's Telephone.

          "KELLEY'S TELEPHONE": Kelley's Radio Telephone, Inc., a Washington corporation, prior to the ACE Contribution, a wholly-owned Subsidiary of Westlink, and thereafter, a wholly-owned Subsidiary of Arch Michigan.

          "LENDER": each lender signatory to this Agreement and each Person which becomes a lender pursuant to Section 3.7 or 11.5(b), in each case, including each Tranche A Lender and each Tranche C Lender.

          "LETTER OF CREDIT": as defined in Section 2.6(a).

          "LETTER OF CREDIT COMMITMENT": means the commitment of the Letter of Credit Issuer to issue Letters of Credit having an aggregate outstanding face amount up to $5,000,000. "LETTER OF CREDIT DOCUMENTATION": as defined in Section 2.6(a).

          "LETTER OF CREDIT EXPOSURE": in respect of any Tranche A Lender at any time, an amount equal to (i) the sum (without duplication) at such time of (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations, MULTIPLIED BY (ii) such Tranche A Lender's Tranche A Percentage at such time.

          "LETTER OF CREDIT FEES": as defined in Section 3.2(b).

          "LETTER OF CREDIT ISSUER": BNY.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any Capital Lease or other financing lease having substantially the same economic effect as any of the foregoing.

          "LOAN  DOCUMENTS":   collectively,  this  Agreement,  the  Notes,  the
Subordination Agreement, the Collateral Documents and all other agreements, instruments and documents executed or delivered in connection herewith.

          "LOAN PARTY": the Borrower and each other party (other than the Credit Parties) that is a party to a Loan Document.

          "LOANS": the Tranche A Loans and the Tranche C Loans.

          "LUND PRODUCTS": Lund Products Sales Company, an Iowa corporation, prior to the ACE Contribution, a wholly-owned Subsidiary of Westlink, and thereafter, a wholly-owned Subsidiary of Arch Michigan.

          "MANAGEMENT AGREEMENT": the Amended and Restated Management Services Agreement, dated as of June 29, 1998, by and among Arch and its Subsidiaries.

          "MANAGEMENT FEES": all fees and expenses paid to Arch or the Parent by any of their respective Subsidiaries, or to any of their respective Affiliates, or to any employees thereof, for general corporate, administrative or management services received.

          "MANAGING AGENTS": as defined in the preamble.

          "MANAGING PERSON": with respect to any Person that is a (i) corporation, its board of directors, (ii) a limited liability company, its board of control or managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership, its managing partner or executive committee or (v) such other managing body or Person analogous to the foregoing.

          "MARGIN STOCK": any "margin stock", as said term is defined in Regulation U, as the same may be amended or supplemented from time to time.

          "MASTER ASSIGNMENT": the Master Assignment and Assumption Agreement, substantially in the form of Exhibit N.

          "MATERIAL ADVERSE CHANGE": a material adverse change in the financial condition, business, operations, prospects (as such prospects pertain to Borrower's ability to repay its obligations under the Loan Documents as the same shall become due) or Property of (i) Arch and its Subsidiaries taken as a whole or (ii) prior to termination of the Parent Guaranty, the Parent and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on the financial condition, business, operations, prospects (as such prospects pertain to Borrower's ability to repay its obligations under the Loan Documents as the same shall become due) or Property of (i) Arch and its Subsidiaries taken as a whole or (ii) prior to termination of the Parent Guaranty, the Parent and its Subsidiaries taken as a whole.

          "MATERIAL FOREIGN SUBSIDIARY": at any time of determination, a Foreign Subsidiary of the Borrower once it either (i) has more than $10,000,000 in revenue in any period of four consecutive fiscal quarters or (ii) owns more than $10,000,000 in assets.

          "MATURITY DATE": the Tranche A Maturity Date or the Tranche C Maturity Date, as the case may be.

          "MAXIMUM EXCESS CASH FLOW AMOUNT": as defined in Section 2.4.

          "MAXIMUM PERMITTED INDEBTEDNESS": on any date of determination, the maximum Total Leverage Ratio permitted on such date multiplied by Annualized Operating Cash Flow.

          "MINORITY LENDERS": on any date of determination, Lenders under this Agreement and Lenders under and as defined in the Tranche B Credit Agreement having Tranche A Commitments (or, if no Tranche A Commitments are in effect, Tranche A Exposure), Tranche B Commitments (or if no Tranche B Commitments are in effect, Tranche B Loans) and Tranche C Loans of not less than 40% of the sum of (i) the Aggregate Tranche A Commitments (or, if no Tranche A Commitments are in effect, Aggregate Tranche A Exposure), (ii) the Aggregate Tranche B Commitments (or if no Tranche B Commitments are in effect, the Aggregate Tranche B Exposure), and (iii) the aggregate outstanding principal balance of the Tranche C Loans.

          "MOODY'S": Moody's Investors Service, Inc. or any successor thereto.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET SALES PROCEEDS": an amount equal to the greater of (i) the aggregate gross sales proceeds received from each sale or other disposition, direct or indirect, of Property (other than inventory or Property sold or otherwise disposed of in the ordinary course of business) less (x) sales and other commissions and legal and other expenses incurred in connection with such sale, including reasonable expenses incurred in connection with the preparation of such Property for sale, (y) taxes reasonably estimated to be payable with respect to such sale by the Parent and its Subsidiaries for the taxable year in which such sale occurred (taking into consideration the Parent's overall Consolidated tax position for such year) and (z) the amount of Indebtedness secured by such Property which is required to be repaid upon such sale or (ii) 100% of the Net Cash Proceeds (or similar amount) as defined in any of the Parent Discount Notes Indenture, the Existing Arch Indentures, the Arch 12 3/4% Indenture or on and after the execution anD delivery thereof, the Replacement Indenture, in each case in effect on the date of determination of Net Sales Proceeds.

          "NEW PARENT PREFERRED STOCK": Series C Convertible Preferred Stock of the Parent.

          "NON-COMPETITION AGREEMENTS": any non-competition or similar agreement (to the extent permitted by Section 8.1(ix)), entered into by Arch or any of its Subsidiaries in connection with an Acquisition permitted by Section 8.6(h).

          "NOTES": with respect to each Lender in respect of such Lender's Tranche A Loans and Tranche C Loans, a promissory note, substantially in the form of Exhibit A, in each case payable to the order of such Lender, each such promissory note having been made by the Borrower and dated the Second Restatement Date, including all replacements thereof and substitutions therefor.

          "NOTICE OF CONVERSION/CONTINUATION": a notice substantially in the form of Exhibit C.

          "OPERATING CASH FLOW": for any period, total revenue of the Borrower and its Subsidiaries on a Consolidated basis for such period, determined in accordance with GAAP, without giving effect to extraordinary gains and losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, and non-recurring items, LESS the sum of, without duplication, the following for the Borrower and its Subsidiaries on a Consolidated basis for such period, determined in accordance with GAAP: (i) operating expenses (exclusive of depreciation, amortization and other non-cash items included therein), and (ii) corporate office, general and administrative expenses (exclusive of depreciation, amortization and other non-cash items included therein). Any Management Fees paid or accrued will be treated as an administrative expense. Solely for purposes of calculating the API Leverage Ratio and the Total Leverage Ratio, Operating Cash Flow shall be adjusted on a consistent basis satisfactory to the Administrative Agent to give pro-forma effect to any acquisition, sale, exchange or disposition of Property.

          "ORGANIZATIONAL DOCUMENTS": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company operating agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

          "OTHER TAXES": any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

          "PAGE  CALL":  Page Call,  Inc.,  a Delaware  corporation.

          "PAGE CALL GUARANTY": the guaranty by the Parent of the obligations of Benbow in respect of (i) the preferred stock of Benbow and the promissory note of Benbow described in the definition of Page Call Purchase Agreement and (ii) the Consulting Agreement described in the definition of Page Call Purchase Documents.

          "PAGE CALL PURCHASE AGREEMENT": the Stock Purchase Agreement, dated as of April 30, 1997, among Page Call, Lisa-Gaye Shearing, Adelphia Communications Corporation, Benbow and the Parent, as amended on June 29, 1998, pursuant to which Benbow will acquire all of the issued and outstanding Stock of Page Call in consideration of the issuance of preferred stock of Benbow and a promissory note of Benbow in an aggregate face amount of approximately $17,200,000.

          "PAGE CALL PURCHASE DOCUMENTS": collectively, (i) the Page Call Purchase Agreement, (ii) the Page Call Guaranty, (iii) the Consulting Agreement, dated as of June 29, 1998, between Benbow and Lisa-Gaye Shearing, and (iv) all other documents executed in connection therewith.

          "PAGERS IN SERVICE": at any time, pager units which are producing revenue at such time at standard and customary billing rates.

          "PAGING-RELATED BUSINESS": the business of selling or renting paging equipment or the offering of paging services, which business is located in the United States or Canada. For purpose hereof, paging services include all forms of one-way wireless communications.

          "PARENT": as defined in Recital A.

          "PARENT DISCOUNT NOTES": the 10-7/8% Senior Parent Discount Notes, due 2008, issued by the Parent pursuant to the Parent Discount Notes Indenture.

          "PARENT DISCOUNT NOTES INDENTURE": the Indenture, dated as of March 12, 1996, between the Parent and IBJ Schroder Bank & Trust Company or its successor, as trustee, pursuant to which the Parent issued the Parent Discount Notes.

          "PARENT GUARANTY": the Amended and Restated Parent Guaranty and Pledge Agreement, in substantially the form of Exhibit F.

          "PAYMENT OFFICE":  the office of the Administrative Agent set forth in
Section 11.2(b).

          "PERMITTED LIENS": Liens permitted to exist pursuant to Section 8.2.

          "PERSON": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Body or any other entity of whatever nature.

          "PLAN": any employee benefits or other plan which is covered by or subject to the minimum funding standards of Title IV of ERISA and which is maintained, or to which contributions are made, by the Parent or any of its Subsidiaries or a Commonly

Controlled Entity or in respect of which the Parent or any of its Subsidiaries or a Commonly Controlled Entity has or may have any liability.

          "PRICING LEVERAGE RATIO": (i) prior to the Existing Arch Senior Note Termination Date, the Total Leverage Ratio, and (ii) at all other times, the API Leverage Ratio.

          "PRO-FORMA DEBT SERVICE": at any date of determination, the sum of (i) Cash Interest Expense for the period of the four fiscal quarters immediately succeeding such date of determination, (ii) all current maturities of all Indebtedness of the Borrower and its Subsidiaries (determined on a Consolidated basis in accordance with GAAP) for such four fiscal quarter period and (iii) the amount, if positive, equal to (a) the amount of the Tranche A Loans outstanding at the beginning of such period minus (b) the Aggregate Tranche A Commitments at the end of such period (after giving effect to any mandatory reductions during such period pursuant to Section 2.3(b)). Where any item of interest varies or depends upon a variable rate of interest (or other rate of interest which is not fixed for such entire four fiscal quarter period), such rate, for purposes of calculating Pro-forma Debt Service, shall be assumed to equal the Alternate Base Rate plus the Applicable Margin in effect on the date of such calculation, or, if such rate is a Eurodollar Rate, the applicable Eurodollar Rate plus the Applicable Margin in effect on the date of such calculation. Also, for purposes of calculating Pro-forma Debt Service, the principal amount of Total Debt outstanding on the date of any calculation of Pro-forma Debt Service shall be assumed to be outstanding during the entire four fiscal quarter period immediately succeeding such date, except to the extent that such Indebtedness is subject to mandatory payment of principal during such period.

          "PRO-FORMA DEBT SERVICE COVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of Annualized Operating Cash Flow to Pro-forma Debt Service as of such date.

          "PROPAGE": ProPage Acquisition Corporation, formerly a Subsidiary of ACE which, in or about February, 1997, was merged into Arch Southeast with Arch Southeast as the survivor.

          "PROPERTY": all types of real, personal, tangible, intangible or mixed property.

          "REGISTER": as defined in Section 2.8(b)(iii).

          "REGISTERED NOTE": as defined in Section 2.8(b)(i).

          "REGISTERED NOTEHOLDER": as defined in Section 2.8(b)(ii).

          "REGULATION D, T, U AND X": Regulations D, T, U and X, respectively, of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REIMBURSEMENT OBLIGATION": collectively, the obligation of the Borrower to the Letter of Credit Issuer with respect to each Letter of Credit and all documents, instruments and other agreements related thereto, including the obligation of the Borrower to reimburse the Letter of Credit Issuer for amounts drawn under such Letter of Credit.

          "REINVESTED PROCEEDS": with respect to any Disposition as of any date of determination, the amount of Net Sales Proceeds from such Disposition that is used by the Borrower or any Subsidiary to acquire, during the Reinvestment Period with respect to such Disposition, Property that is to be used in a Paging-Related Business.

          "REINVESTMENT PERIOD": the period beginning on the date that proceeds from a Disposition are received by the Borrower or any Subsidiary, as the case may be, and ending on the earlier of (i) 180 days after the receipt of such proceeds, PROVIDED, HOWEVER, that if the Borrower or any Subsidiary enters into a legally binding agreement to reinvest such proceeds which would have been consummated within such 180 day period and such agreement is terminated, such 180 day period shall be extended for an additional 90 days, and (ii) the date on which a Loan Party would be required to make or offer to purchase or otherwise repay Indebtedness (other than Indebtedness under the Loan Documents) as a result of such Disposition.

          "RELATED  PARTIES":   with  respect  to  any  Person,   such  Person's
Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "RELEVANT DATE": (i) in the case of each Lender signatory hereto on the Second Restatement Date, the Second Restatement Date, or (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

          "REMAINING INTEREST PERIOD": (i) in the event that the Borrower shall fail for any reason to borrow a Loan in respect of which the Borrower shall have requested a Eurodollar Advance, or to convert an Advance to, or continue an Advance as, a Eurodollar Advance after the Borrower shall have notified the Administrative Agent of its intent to do so, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Advance; (ii) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

          "REPLACEMENT   INDENTURE":   the  indenture   pursuant  to  which  the
Replacement Notes shall be issued.

          "REPLACEMENT NOTES": any senior note issue of Arch in an amount and on terms and conditions satisfactory to the Required Lenders.

          "REQUIRED LENDERS": on any date of determination, Lenders under this Agreement and Lenders under and as defined in the Tranche B Credit Agreement having Tranche A Commitments (or, if no Tranche A Commitments are in effect, Tranche A Exposure), Tranche B Commitments (or if no Tranche B Commitments are in effect, Tranche B Loans) and Tranche C Loans of more than 50% of the sum of
(i) the Aggregate Tranche A Commitments (or, if no Tranche A Commitments are in effect, Aggregate Tranche A Exposure), (ii) the Aggregate Tranche B Commitments (or if no Tranche B Commitments are in effect, the Aggregate Tranche B Exposure), and (iii) the aggregate outstanding principal balance of the Tranche C Loans.

          "REQUIRED OBLIGATIONS": on any date, interest due and payable on such date on the Existing Arch Senior Notes, the Arch 12 3/4% Senior Notes and any ReplacemenT Notes.

          "REQUIRED PAYMENT": as defined in Section 3.6(a).

          "RESTRICTED PAYMENT": as to any Person, (i) the payment or declaration by such Person of any dividend on any class of capital Stock or other equity interest (other than dividends payable solely in common Stock of the such Person or other capital Stock to the extent the same is permitted to be issued pursuant to Section 8.13), or warrants, rights or options to acquire common Stock of such Person (or other capital Stock to the extent the same is permitted to be issued pursuant to Section 8.13) or the making of any other distribution on account of any class of its capital Stock or other equity interest, (ii) the retirement, redemption, purchase or acquisition, directly or indirectly, of (a) any shares of the capital Stock of such Person (except shares acquired solely upon the conversion thereof into other shares of its capital Stock) and (b) any security convertible into, or any option, warrant or other right to acquire, shares of the capital Stock of such Person, or (iii) the payment of any Management Fees or any payment under the Tax Sharing Agreement or the Management Agreement.

          "RESTRICTED SUBSIDIARY": collectively, each of the following wholly-owned Subsidiaries of the Borrower which were in existence on the effective date of the ACE Merger and which are parties to the Existing
Subsidiary Guaranty: (i) Arch Capitol, (ii) Arch Connecticut, (iii) Arch Michigan, (iv) Arch Services, (v) Arch Southeast (vi) Becker, (vii) Beeper,
(viii) Westlink Licensee Corp., (ix) Lund Products, (x) Answer Iowa, (xi) Answer Iowa Licensee Corp., (xii) Westlink New Mexico, (xiii) Westlink New Mexico Licensee Corp., (xiv) Kelley's Telephone, (xv) Kelley's Licensee Corp., (xvi) Cascade, (xvii) Telecomm/KRT and (xviii) Westlink.

          "RESTRICTED SUBSIDIARY SECURITY AGREEMENT (9 1/2% INDENTURE)": thE Restricted Subsidiary Security Agreement (9 1/2% Indenture), in substantially the form oF Exhibit K-2.

          "RESTRICTED  SUBSIDIARY  SECURITY  AGREEMENT  (14%  INDENTURE)":   the
Restricted Subsidiary Security Agreement (14% Indenture), in substantially the form of Exhibit K-3.

          "RESTRICTED SUBSIDIARY SECURITY AGREEMENT (BANK)": the Second Amended and Restated Restricted Subsidiary Security Agreement, in substantially the form of Exhibit K-1.

          "S&P":   Standard  &  Poor's  Ratings  Services,  a  division  of  The
McGraw-Hill Companies, Inc., or any successor thereto.

          "SEC": the Securities and Exchange Commission or any Governmental Body succeeding to the functions thereof.

          "SECOND RESTATEMENT DATE": as defined in Recital E.

          "SECURED HEDGING AGREEMENT": any Interest Rate Protection Agreement entered into by the Borrower with a counterparty that was a Lender or an Existing Lender

(or an Affiliate thereof) at the time such Interest Rate Protection Agreement was entered into.

          "SINGLE  EMPLOYER PLAN":  any Plan which is not a Multiemployer  Plan.

          "SOLVENT": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

          "SPECIAL  COUNSEL":  Emmet,  Marvin & Martin,  LLP, special counsel to
BNY.

          "SPECIFIED PERCENTAGE": with respect to any (i) Tranche A Lender in connection with Tranche A Loans and Eurodollar Advances to the extent consisting of Tranche A Loans, its Tranche A Percentage at such time, and (ii) Tranche C Lender in connection with its Tranche C Loan and Eurodollar Advances to the extent consisting of Tranche C Loans, its Tranche C Percentage at such time.

          "STOCK": any and all shares, interests, participations, warrants or other equivalents (however designated) of corporate stock.

          "SUBORDINATED   DEBENTURES":   the  6-3/4%  Convertible   Subordinated
Debentures,  due  2003,  issued  by the  Parent  pursuant  to  the  Subordinated
Indenture.

          "SUBORDINATED INDENTURE": the Indenture, dated as of December 1, 1993, between the Parent and BNY or its successor, as trustee, pursuant to which the Parent issued the Subordinated Debentures.

          "SUBORDINATION AGREEMENT": the Subordination Agreement, dated as of May 21, 1996, among ACE, certain Subsidiaries of ACE, the Parent and the Administrative Agent.

          "SUBSIDIARY": as to any Person, any corporation, association, partnership, joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

          "SUBSIDIARY GUARANTOR": each Subsidiary party to the Subsidiary Guaranty.

          "SUBSIDIARY  GUARANTY":  the Amended and Restated Subsidiary Guaranty,
amending  and   restating  in  part  the  Existing   Subsidiary   Guaranty,   in
substantially the form of Exhibit J.

          "SYNDICATION AGENT": as defined in the preamble.

          "TAX": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Body, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

          "TAX SHARING AGREEMENT": the Tax Sharing Agreement, dated as of May 5, 1995, between the Parent and certain of its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 8.15.

          "TELECOMM/KRT":   Telecomm/KRT   Partnership,   a  California  general
partnership.

          "TOTAL  DEBT":  at  any  date  of   determination,   the  sum  of  all
Indebtedness (other than Intercompany Subordinated Debt) of Arch and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

          "TOTAL LEVERAGE RATIO": at any date of determination, the ratio of Total Debt to Annualized Operating Cash Flow.

          "TOTAL PERCENTAGE" means as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the sum of (A) the Tranche A Commitment of such Lender on such date (or, if there are no Tranche A Commitments on such date, such Lender's Tranche A Exposure on such date) plus (B) the unpaid principal balance of such Lender's Tranche C Loans on such date, and (ii) the denominator of which is sum of (A) the Aggregate Tranche A Commitments on such date (or, if there are no Tranche A Commitments on such date, the Aggregate Tranche A Exposure on such date) plus (B) the aggregate unpaid principal balance of all Tranche C Loans on such date.

          "TOWER SALE": the sale of transmitting tower sites pursuant to the Asset Purchase and Sale Agreement, dated as of April 10, 1998, by and among OmniAmerica, Inc. and certain wholly-owned Subsidiaries of the Parent.

          "TRANCHE A COMMITMENT": in respect of any Tranche A Lender, the maximum amount of such Lender's Tranche A Exposure as set forth on the signature page of such Lender adjacent to the heading "Tranche A Commitment" or in an Assignment and Acceptance Agreement or other document pursuant to which it became a Tranche A Lender, as such amount may be adjusted from time to time in accordance herewith.

          "TRANCHE A COMMITMENT FEE": as defined in Section 3.2(a).

          "TRANCHE A COMMITMENT PERIOD": the period from the Second Restatement Date until the Business Day immediately preceding the Tranche A Maturity Date.

          "TRANCHE A EXPOSURE": with respect to any Tranche A Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Tranche A Loans, PLUS (ii) such Lender's Letter of Credit Exposure.

          "TRANCHE  A  LENDER":  each  Lender  having a  Tranche  A  Commitment.

          "TRANCHE A LOAN" and "TRANCHE A LOANS":  as defined in Section 2.1(a).

          "TRANCHE A MATURITY DATE": the earliest to occur of (i) June 30, 2005,
(ii) the Adjusted Indenture Maturity Date, and (iii) such other date on which the Tranche A Loans shall become due and payable, whether by acceleration or otherwise.

          "TRANCHE A PERCENTAGE": as of any date and with respect to each Tranche A Lender, the percentage equal to a fraction (i) the numerator of which is the Tranche A Commitment of such Tranche A Lender on such date (or, if there are no Tranche A Commitments on such date, on the last date upon which one or more Tranche A Commitments were in effect), and (ii) the denominator of which is sum of the Aggregate Tranche A Commitments on such date (or, if there are no Tranche A Commitments on such date, on the last date upon which one or more Tranche A Commitments were in effect).

          "TRANCHE B COMMITMENT": as defined in the Tranche B Credit Agreement.

          "TRANCHE B CONVERSION DATE": as defined in the Tranche B Credit Agreement.

          "TRANCHE B CREDIT AGREEMENT": as defined in Recital D.

          "TRANCHE B LENDER": as defined in the Tranche B Credit Agreement.

          "TRANCHE B LOAN" and "TRANCHE B LOANS": as defined in the Tranche B Credit Agreement.

          "TRANCHE C LENDER": each Lender having a Tranche C Loan outstanding.

          "TRANCHE C LOANS": as defined in Section 2.1(b).

          "TRANCHE C MATURITY DATE": the earliest to occur of (i) June 30, 2006,
(ii) 30 days after the occurrence of the Adjusted  Indenture  Maturity Date, and
(iii) such other date on which the Tranche C Loans shall become due and payable, whether by acceleration or otherwise.

          "TRANCHE C PERCENTAGE" means as of any date and with respect to each Tranche C Lender, the percentage equal to a fraction (i) the numerator of which is the aggregate outstanding principal amount of such Tranche C Lender's Tranche C Loan, and (ii) the denominator of which is the aggregate outstanding principal balance of the Tranche C Loans of all Tranche C Lenders.

          "TRANSACTION DOCUMENTS": collectively, the Loan Documents, the Arch 12 3/4% Indenture, the Equity Investment Documents and all documents executed and delivered in connection with the Arch Transactions, the ACE Transactions and the Equity Investment.

          "TRANSACTIONS": collectively, the transactions contemplated by the Transaction Documents.

          "TRIGGERING COLLATERAL DOCUMENTS": collectively, upon the declaration of the effectiveness thereof pursuant to Section 7.19, the Borrower Security Agreement (Bank), the Arch Security Agreement (Bank) and the Unrestricted Subsidiary Security Agreement (Bank).

          "UNITED STATES": the United States of America.

          "UNRESTRICTED SUBSIDIARY SECURITY AGREEMENT (9 1/2% INDENTURE)": thE Unrestricted Subsidiary Security Agreement (9 1/2% Indenture), substantially in the form oF Exhibit L-2.

          "UNRESTRICTED SUBSIDIARY SECURITY AGREEMENT (14% INDENTURE)": the Unrestricted Subsidiary Security Agreement (14% Indenture), substantially in the form of Exhibit L-3.

          "UNRESTRICTED SUBSIDIARY SECURITY AGREEMENT (BANK)": the Unrestricted Subsidiary Security Agreement (Bank), substantially in the form of Exhibit L-1.

          "USAM III": as defined in Recital B(2).

          "USAM NAME CHANGE": as defined in Recital B(2).

          "WESTLINK": as defined in Recital B(1).

          "WESTLINK II": as defined in Recital B(1).

          "WESTLINK LICENSEE CORP.": Westlink Licensee Corporation, a Delaware corporation, prior to the ACE Contribution, a wholly-owned Subsidiary of Westlink, and thereafter, a wholly-owned Subsidiary of Arch Michigan.

          "WESTLINK NAME CHANGE": as defined in Recital B.

          "WESTLINK NEW MEXICO": The Westlink Paging Company of New Mexico, Inc., a New Mexico corporation, prior to the ACE Contribution, a wholly-owned Subsidiary of Westlink, and thereafter, a wholly-owned Subsidiary of Arch Michigan.

          "WESTLINK NEW MEXICO LICENSEE CORP.": Westlink of New Mexico Licensee Corporation, a Delaware corporation and a wholly-owned Subsidiary of Westlink New Mexico.

               "YEAR 2000 ISSUE": the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re- transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

        1.2.   ACCOUNTING TERMS.

               As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Credit Parties and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Credit Parties financial statements and other documents required under this Agreement (or such other items as the Administrative Agent may reasonably request) setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change.

     1.3. RULES OF INTERPRETATION.

          (a) Unless expressly provided in a Loan Document to the contrary, (i) the words "hereof", "herein", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, (ii) section, subsection, schedule and exhibit references contained therein shall refer to section, subsection, schedule and exhibit thereof or thereto, (iii) the words "include" and "including", shall mean that the same shall be "included, without limitation",
(iv) any definition of, or reference to, any agreement, instrument, certificate or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (v) any reference herein to any Person shall be construed to include such Person's successors and assigns, (vi) words in the singular number include the plural, and words used therein in the plural include the singular,
(vii) any reference to a time shall refer to such time in New York, (viii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", and (ix) references therein to a fiscal period shall refer to that fiscal period of the Borrower.

          (b) Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.


2. AMOUNT AND TERMS OF EXTENSIONS OF CREDIT.

     2.1. LOANS.

          (a) TRANCHE A LOANS. On the Second Restatement Date (after giving effect to the Master Assignment), the Existing Revolving Loans shall continue (subject to the terms and conditions hereof) as "Tranche A Loans" hereunder. Subject to the terms and conditions hereof, each Tranche A Lender severally agrees to make revolving credit loans (each a "TRANCHE A LOAN" and, as the context may require, collectively with all other Tranche A Loans of such Tranche A Lender and/or with the Tranche A Loans of each other Tranche A Lender, the
"TRANCHE A LOANS") to the Borrower from time to time during the Tranche A Commitment Period, PROVIDED THAT immediately after giving effect thereto (i) the Tranche A Exposure of such Tranche A Lender shall not exceed such Tranche A Lender's Tranche A Commitment, and (ii) the Aggregate Tranche A Exposure shall not exceed the Aggregate Tranche A Commitments. During the Tranche A Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Tranche A Commitments, all in accordance with the terms and conditions of this Agreement.

          (b) TRANCHE C LOANS. On the Second Restatement Date (after giving effect to the Master Assignment), (i) $125,000,000 of the Existing Tranche A Term Loans shall be converted to Tranche C Loans and shall continue as "Tranche C Loans" hereunder (the "TRANCHE C LOANS"), and (ii) each Tranche C Lender shall have Tranche C Loans in an outstanding principal amount equal to the amount set forth on the signature page of such Lender adjacent to the heading "Tranche C Loan" or in an Assignment and Acceptance Agreement or other document pursuant to which it became a Tranche C Lender, as such amount may be adjusted from time to time in accordance herewith. No amounts paid or prepaid with respect to Tranche C Loans may be reborrowed.

     2.2. PROCEDURE FOR BORROWING LOANS.

          (a) The Borrower may borrow under the Aggregate Tranche A Commitments on any Business Day during the Tranche A Commitment Period, provided that the Borrower shall notify the Administrative Agent (by telephone or fax) no later than 1:00 p.m. (A) three Business Days prior to the requested Credit Extension Date in the case of Eurodollar Advances and (B) one Business Day prior to the requested Credit Extension Date in the case of ABR Advances, in each case specifying (1) the aggregate principal amount to be borrowed under the Aggregate Tranche A Commitments, (2) the requested Credit Extension Date, (3) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (4) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period or Periods for each such Eurodollar Advance (subject to the provisions of the definition of Interest Period). Each such notice shall be irrevocable and confirmed immediately by delivery to the Administrative Agent of a Credit Request. Each ABR Advance shall be in an aggregate principal amount equal to $100,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the unused amount of the Aggregate Tranche A Commitments, and each Eurodollar Advance shall be in an aggregate principal amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof. If, with respect to any borrowing, the Borrower shall fail to give due notice as provided in this Section, the Borrower shall be deemed to have selected an ABR Advance for such borrowing.

          (b) Upon receipt of such notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender which is a member of the Class from which a Loan has been requested of such notice of borrowing. Subject to its receipt of the notice referred to in the preceding sentence, each Tranche A Lender will make the amount of its Tranche A Percentage of each such borrowing of Tranche A Loans available to the Administrative Agent for the account of the Borrower at the Payment Office not later than 2:30 p.m., on the relevant Credit Extension Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on such Credit Extension Date will then, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the Payment Office by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) that it will not make available to the Administrative Agent its Tranche A Percentage of any Loans requested by the Borrower and with respect to which it has a Commitment, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the requested Credit Extension Date in accordance with this

Section, provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Credit Extension Date a corresponding amount. If and to the extent such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.1, and, in the case of such Lender, the Federal Funds Rate in effect on such date (as determined by the Administrative Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid (excluding, however, any interest payable on such amount) shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Credit Extension Date applicable to such Loans.

          (c) If a Lender makes a new Loan to the Borrower on a Credit Extension Date on which the Borrower is to repay a Loan of such Lender of the same type or make a scheduled amortization payment on a Loan of such Lender of the same type, such Lender shall apply the proceeds of such new Loan to make such repayment or scheduled amortization payment, and only the excess of the proceeds of such new Loan over the Loan being repaid or scheduled amortization payment being made need be made available to the Administrative Agent.

          (d) Notices of borrowing given by telephone shall be deemed given when made by telephone and the Administrative Agent and the Lenders may rely thereon whether or not such notice is confirmed by the delivery of a Credit Request.

     2.3. TERMINATION OR REDUCTION OF THE AGGREGATE TRANCHE A COMMITMENTS.

          (a) VOLUNTARY REDUCTIONS. The Borrower shall have the right, upon at least three Business Days' prior written notice from the Borrower to the Administrative Agent, at any time to terminate the Aggregate Tranche A Commitments or from time to time to reduce permanently the unused amount of the Aggregate Tranche A Commitments to an amount not less than the Aggregate Tranche A Exposure (after giving effect to any contemporaneous payment or prepayment of Tranche A Loans or Reimbursement Obligations). Any such reduction shall be in the amount of $1,000,000 or such amount plus a whole multiple of $100,000.

          (b) MANDATORY SCHEDULED REDUCTIONS. On the dates set forth below, the Aggregate Tranche A Commitments shall be permanently reduced on the following dates in the following percentages of the Aggregate Tranche A Commitments as of the Second Restatement Date:

                      Date                       Percentage
                      ----                       ----------
                      September 30, 2000            5.0%
                      December 31, 2000             5.0%
                      March 31, 2001                5.0%

                      June 30, 2001                 5.0%
                      September 30, 2001            5.0%
                      December 31, 2001             5.0%
                      March 31, 2002                5.0%
                      June 30, 2002                 5.0%
                      September 30, 2002            5.0%
                      December 31, 2002             5.0%
                      March 31, 2003                5.0%
                      June 30, 2003                 5.0%
                      September 30, 2003            5.0%
                      December 31, 2003             5.0%
                      March 31, 2004                5.0%
                      June 30, 2004                 5.0%
                      September 30, 2004            5.0%
                      December 31, 2004             5.0%
                      March 31, 2005                5.0%
                      June 30, 2005                 5.0%.

          (c) MANDATORY TERMINATION. Notwithstanding anything to the contrary in any Loan Document, the Aggregate Tranche A Commitments shall terminate on the Tranche A Maturity Date.

          (d) OTHER MANDATORY REDUCTIONS. If after applying all or any portion of a reduction or prepayment required by Section 2.4 hereof, the Aggregate Tranche B Commitments shall have been terminated or no longer exist and the Tranche B Loans shall have been paid in full, the Aggregate Tranche A Commitments shall be permanently reduced in an amount equal to (i) the Aggregate Prepayment/Reduction Amount to be applied as of such date pursuant to Section
2.4 hereof (less any portion of such amount which is applied to the Aggregate Tranche B Commitments and Tranche B Loans pursuant to the provisions of Section
2.4 of the Tranche B Credit Agreement) MINUS (ii) the product of the Aggregate Tranche C Percentage and the Aggregate Prepayment/Reduction Amount to be applied as of such date.

          (e) REDUCTIONS OF LETTER OF CREDIT COMMITMENT. The Letter of Credit Commitment shall not be reduced until such time as the Aggregate Tranche A Commitments shall equal such Letter of Credit Commitment, and thereafter shall in each case be reduced, automatically, by a sum equal to the amount of each such reduction in the Aggregate Tranche A Commitments.

               (f) IN GENERAL. Each reduction of the Aggregate Tranche A Commitments shall be made by reducing each Lender's Tranche A Commitment by an amount equal to such Lender's Tranche A Percentage of such reduction, and each reduction of the Aggregate Tranche A Commitments made pursuant to Section 2.3(a) or 2.3(d) shall be applied to the remaining Aggregate Tranche A Commitments reductions set forth in Section 2.3(b) on a pro rata basis. Simultaneously with each reduction of the Aggregate Tranche A Commitments, the Borrower shall pay the Tranche A Commitment Fee accrued on the amount by which the Aggregate Tranche A Commitments has been reduced.

     2.4. APPLICATION OF PROCEEDS.

          On or before each date set forth below, the Borrower shall prepay the aggregate unpaid principal amount of the Tranche C Loans by an amount equal to the product of (i) the amount set forth below and applicable to such date (the "AGGREGATE PREPAYMENT/REDUCTION AMOUNT") and (ii) the Aggregate Tranche C
Percentage:

               (a) on the last day of the Reinvestment Period for each Disposition by an amount equal to 100% of the Adjusted Net Cash Proceeds with respect to such Disposition;

               (b) for each fiscal year prior to the fiscal year in which the Existing Arch Senior Note Termination Date occurs, commencing with the fiscal year ended December 31, 1999, and effective on March 31st of each immediately succeeding fiscal year, by an amount equal to (i) if the Total Leverage Ratio at the end of such fiscal year is greater than 4.00:1.00, the lesser of (A) 80% of Excess Cash Flow (the "MAXIMUM EXCESS CASH FLOW AMOUNT") and (B) an amount equal to the sum of (1) the portion of the Maximum Excess Cash Flow Amount which will reduce the Total Leverage Ratio to 4.00:1:00 at the end of such fiscal year, PLUS (2) 50% of the amount equal to Excess Cash Flow MINUS such portion referred to in clause (B)(1) above, or (ii) if the Total Leverage Ratio at the end of such fiscal year is less than or equal to 4.00:1.00, 50% of Excess Cash Flow;

               (c) in an amount equal to all Applicable Proceeds (i) in excess of amounts used to replace or repair any properties or (ii) which are not used or designated to replace or repair properties within one year after receipt thereof, provided that the Borrower or the applicable Subsidiary Guarantor shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion.

     2.5. SCHEDULED REPAYMENTS OF TRANCHE C LOANS; PREPAYMENTS OF LOANS.

          (a) SCHEDULED REPAYMENT OF TRANCHE C LOANS. The aggregate outstanding principal balance of the Tranche C Loans shall be due and payable on the following dates in the following percentages of the aggregate outstanding principal balance of the Tranche C Loans as of the Second Restatement Date:

                      Date                       Percentage
                      ----                       ----------
                      December 31, 1999            1.0%
                      December 31, 2000            1.0%
                      December 31, 2001            1.0%
                      December 31, 2002            1.0%
                      December 31, 2003            1.0%
                      December 31, 2004            1.0%
                      December 31, 2005            1.0%
                      Tranche C Maturity Date      the remaining unpaid princi-
                                                   pal amount of the Tranche C

                                                   Loans   together   with   all
                                                   accrued  and unpaid  interest
                                                   thereon.

          (b) VOLUNTARY PREPAYMENTS. The Borrower may, at its option, prepay the Loans, in whole or in part, at any time and from time to time, by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date in the case of ABR Advances, and at least three Business Days prior to the proposed prepayment date in the case of Eurodollar Advances, in each case specifying (i) whether the Loans to be prepaid consist of (A) Tranche A Loans, Tranche C Loans or a combination thereof, and (B) an ABR Advance, a Eurodollar Advance or a combination thereof, (ii) the amount to be prepaid and
(iii) the date of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender in respect thereof. Partial prepayments of the Loans shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $100,000 or, if less, the outstanding principal balance of the Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances made (whether as the result of a borrowing or a conversion) shall not be less than (subject to Section 3.3) $500,000.

          (c) MANDATORY PREPAYMENTS RELATING TO REDUCTIONS OR TERMINATION OF COMMITMENTS. Simultaneously with each reduction or termination (pursuant to Section 2.3(c) or otherwise) of the Aggregate Tranche A Commitments, the Borrower shall prepay or repay the Tranche A Loans or terminate Letters of Credit by the amount, if any, by which the Aggregate Tranche A Exposure exceeds the amount of the Aggregate Tranche A Commitments as so reduced or terminated, provided, however, if the termination of the Aggregate Tranche A Commitments was caused solely by the occurrence of the Adjusted Indenture Maturity Date, such prepayment of Tranche A Loans and termination of Letters of Credit as required by this Section shall be made 30 days after the occurrence of the Adjusted Indenture Maturity Date.

          (d) OTHER MANDATORY PREPAYMENTS. The Tranche C Loans shall be prepaid at the times and in the amounts required by Section 2.4.

          (e) APPLICATION OF PREPAYMENTS. Each prepayment of the Tranche C Loans pursuant to Sections 2.4(a), (b) and (c) and Section 2.5(b) shall be applied against the remaining installments of principal required to be paid pursuant to
Section 2.5(a) pro rata against such installments.

          (f) IN GENERAL. Unless otherwise specified by the Borrower, each prepayment of the Loans shall first be applied to ABR Advances. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.4.

     2.6. LETTERS OF CREDIT.

          (a) AVAILABILITY; PROCEDURE. (i) The Borrower may request the Letter of Credit Issuer to issue standby letters of credit (the "LETTERS OF CREDIT"; each, individually, a "LETTER OF CREDIT") during the period from the Second Restatement Date to the tenth Business Day prior to the Tranche A Maturity Date, provided that immediately after the issuance of each Letter of Credit the Letter of Credit Exposure of all Tranche A Lenders would not exceed the Letter of Credit Commitment and the Aggregate Tranche A Exposure would not exceed the Aggregate Tranche A Commitments. To request the issuance of a Letter of Credit, the Borrower shall notify the Administrative Agent and the Letter of Credit Issuer by the delivery of a Credit Request, which shall be sent by facsimile and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Credit Request manually signed by the Borrower), at least three Business Days prior to the requested date of issuance, specifying (A) the beneficiary of such Letter of Credit, (B) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof,
(C) the maximum amount to be available under such Letter of Credit, and (D) the requested dates of issuance and expiration. Such Credit Request shall be accompanied by a duly completed application for such Letter of Credit on such forms as may be made available from time to time by the Letter of Credit Issuer and such other certificates, documents (including a reimbursement agreement) and other information as may be required by the Letter of Credit Issuer in accordance with its customary procedures (collectively, the "LETTER OF CREDIT DOCUMENTATION"). Upon receipt of such Credit Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to the satisfaction of the terms and conditions of this Agreement, the Letter of Credit Issuer shall issue each requested Letter of Credit. In the event of any conflict between the provisions of this Agreement and any Letter of Credit Documentation, the provisions of this Agreement shall control.

          (b) TERMS OF LETTERS OF CREDIT. Each Letter of Credit shall (i) be issued for the account of the Borrower and in support of obligations, contingent or otherwise, of the Borrower or any Subsidiary arising in the ordinary course of business, and (ii) have an expiration date that shall be not later than the earlier of (A) twelve months after the date of issuance thereof or (B) ten Business Days before the Tranche A Maturity Date, provided that the expiration date of such Letter of Credit may be extended or such Letter of Credit may be renewed, provided, further, that any renewal, or any extension of any expiry date, of a Letter of Credit shall constitute the issuance of such Letter of Credit for all purposes of this Agreement.

          (c) LETTER OF CREDIT PARTICIPATIONS. Immediately upon the issuance of a Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Tranche A Lender, and each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Tranche A Percentage thereof, in such Letter of Credit and the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing.

          (d) DRAWINGS ON LETTERS OF CREDIT. The Letter of Credit Issuer shall promptly notify (i) each Tranche A Lender of the Letter of Credit Issuer's receipt of a drawing request under any Letter of Credit, stating the amount of such Lender's Tranche A Percentage of such drawing request and the date on which such request will be honored and (ii) the Borrower of the amount of such drawing request and the date on which such request will be honored. Any failure of the Letter of Credit Issuer to give or any delay in the Letter of Credit Issuer's giving any such notice shall not release or diminish the obligations of the Borrower or any Tranche A Lender hereunder. In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation to any Tranche A Lender or the Borrower other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In the absence of gross negligence or willful misconduct on the part of the Letter of Credit Issuer, the Letter of Credit Issuer shall have no liability to any Tranche A Lender or the Borrower for any action taken or omitted to be taken by it under or in connection with any Letter of Credit, including any such action negligently taken or negligently omitted to be taken by it.

          (e) REIMBURSEMENT. The Borrower shall pay to the Administrative Agent for the account of the Letter of Credit Issuer on demand therefor, in immediately available funds, the amount of all Reimbursement Obligations owing to the Letter of Credit Issuer under any Letter of Credit, together with interest thereon as provided in Section 3.1, irrespective of any claim, setoff, defense or other right that the Borrower may have at any time against the Letter of Credit Issuer or any other Person. In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to the Letter of Credit Issuer when due, the Letter of Credit Issuer shall promptly notify each Tranche A Lender of such failure, and each such Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of the Letter of Credit Issuer, the amount of such Lender's Tranche A Percentage of such payment in immediately available funds on the Business Day the Letter of Credit Issuer so notifies such Lender if such notice is given prior to 12:00 Noon or, if such notice is given after 12:00 Noon, such Lender shall make its Tranche A Percentage of such payment available to the Letter of Credit Issuer prior to 12:00 Noon on the next succeeding Business Day.

          (f) LENDERS' OBLIGATIONS. If and to the extent any Tranche A Lender shall not make such Lender's Tranche A Percentage of any Reimbursement Obligations available to the Letter of Credit Issuer when due in accordance with
Section 2.6(e), such Lender agrees to pay, on demand, interest to the Letter of Credit Issuer on such unpaid amount for each day from the date such payment is due until the date such amount is paid in full to the Letter of Credit Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Letter of Credit Issuer in accordance with banking industry rates on interbank compensation. The obligations of the Lenders under this
Section 2.6(f) are several and not joint or joint and several, and the failure of any Lender to make available to the Letter of Credit Issuer its Tranche A Percentage of any Reimbursement Obligations when due in accordance with Section 2.6(e) shall not relieve any other Lender of its obligation hereunder to make its Tranche A Percentage of such Reimbursement Obligations so available when so due, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Tranche A Percentage of such Reimbursement Obligations so available when so due.

          (g) RESCISSION. Whenever the Letter of Credit Issuer receives a payment of a Reimbursement Obligation from or on behalf of the Borrower as to which the Letter of Credit Issuer has received any payment from a Tranche A Lender pursuant to Section 2.6(e), the Letter of Credit Issuer shall promptly pay to such Lender an amount equal to such Lender's Tranche A Percentage of such payment from or on behalf of the Borrower. If any payment by or on behalf of the Borrower and received by the Letter of Credit Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by the Letter of Credit Issuer for any reason and the Letter of Credit Issuer has paid to any Lender any portion thereof, each such Lender shall forthwith pay over to the

Letter of Credit Issuer an amount equal to such Lender's Tranche A Percentage of the amount that must be so returned by the Letter of Credit Issuer.

          (h) EXPENSES. Each Tranche A Lender, upon the demand of the Letter of Credit Issuer, shall reimburse the Letter of Credit Issuer, to the extent the Letter of Credit Issuer has not been reimbursed by the Borrower after demand therefor, for the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Letter of Credit Issuer in connection with the collection of amounts due under, and the preservation and enforcement of any rights conferred by, any Letter of Credit or the performance of the Letter of Credit Issuer's obligations as issuer of the Letters of Credit under this Agreement in respect thereof, to the extent of such Lender's Tranche A Percentage of the amount of such costs and expenses, provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent the same result from the gross negligence or willful misconduct of the Letter of Credit Issuer. The Letter of Credit Issuer shall refund any costs and expenses reimbursed by such Lender that are subsequently recovered from the Borrower in an amount equal to such Lender's Tranche A Percentage thereof.

          (i) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Letter of Credit Issuer pursuant to this Section 2.6, and the obligation of each Tranche A Lender to make available to the Letter of Credit Issuer the amounts set forth in this Section 2.6 shall be absolute, unconditional and irrevocable under any and all circumstances, shall be made without reduction for any set-off, counterclaim or other deduction of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances: (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents, (2) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated in the Loan Documents or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit), (3) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (4) the surrender or impairment of any Collateral for the performance or observance of any of the terms of any of the Loan Documents, or (5) the occurrence of any Default or Event of Default. Nothing contained in this Section 2.6(i), however, shall require the Borrower or any Lender to reimburse the Letter of Credit Issuer for any amounts that become due by reason of the Letter of Credit Issuer's gross negligence or wilful misconduct.

     2.7. USE OF PROCEEDS.

          The proceeds of the Extensions of Credit shall be used solely, directly or indirectly, (i) for general corporate purposes of the Borrower and its Subsidiaries, including Capital Expenditures and working capital, not inconsistent with the provisions hereof, (ii) to finance Acquisitions to the extent permitted by Section 8.6, (iii) to make Restricted

Payments to the extent permitted by Section 8.5, and (iv) to pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the transactions contemplated by the Transaction Documents. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Extensions of Credit will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulations T, U or X.

     2.8. NOTES; REGISTRATION.

          (a) IN GENERAL. The Loans made by each Lender shall be evidenced by a Note.

          (b) REGISTERED NOTES.

               (i) Any Foreign Credit Party which is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which could become completely exempt from withholding of U.S. Taxes in respect of payment of any obligations due it under the Loan Documents relating to any of its Loans, if such Loans were in registered form for U.S. Federal income tax purposes, may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, (A) in the case of a Foreign Credit Party listed on the signature pages hereof, to exchange such Foreign Credit Party's Note for a promissory note registered as provided in clause (iii) below (each, a "REGISTERED NOTE") and (B) in the case of each other Foreign Credit Party, to issue to such Foreign Credit Party its Note in the form of a Registered Note. A Registered Note may not be exchanged for a Note that is not in registered form.

               (ii) Each Foreign Credit Party holding a Registered Note (a "REGISTERED NOTEHOLDER") and, if such Foreign Credit Party is not the beneficial owner thereof, such beneficial owner, shall deliver to the Borrower and the Administrative Agent prior to or at the time such Foreign Credit Party becomes a Registered Noteholder, a Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States) or the successor form thereto and any related forms (including, if applicable, Form W-8C) and related forms as may from time to time be adopted by the relevant taxing authorities of the United States which are required to allow payments of portfolio interest (within the meaning of Code Section 871(b) to be made free of United States withholding tax. Each Registered Noteholder shall also deliver to the Borrower and the Administrative Agent an annual certificate stating that such Registered Noteholder or beneficial owner, as the case may be, is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Noteholder or beneficial owner, as the case may be, shall promptly notify the Borrower and the Administrative Agent if at any time such Registered Noteholder or beneficial owner, as the case may be, determines that it is no longer in a position to provide such certificate (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes).

               (iii) The Borrower shall maintain, or cause to be maintained, a register (the "REGISTER") which shall be kept by the Administrative Agent on behalf of the Borrower at no extra charge to the Borrower at the Payment Office which shall set forth (A) the names and addresses of each Lender, including each registered owner of Loans evidenced by a Registered Note,
     (B) the Class or Classes of
     the Loans of such Lender, (C) if such Lender is a Tranche A Lender, the amount of its Tranche A Commitment and the principal amount of its Tranche A Loans outstanding from time to time and (D) if such Lender is a Tranche C Lender, the principal amount of its Tranche C Loan outstanding from time to time. The entries in the Register shall be binding and conclusive for all purposes, absent manifest error, and the Borrower, and each Credit Party shall treat each Person whose name is recorded in the Register as a Lender for all purposes under this Agreement.

               (iv) In addition to the requirements of Section 11.5, a Registered Note (and the Loans evidenced thereby) may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note (and the Loans evidenced thereby) on the REGISTER (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Register only upon compliance with the requirements of Section 11.5 and surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer fully executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentation for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

     2.9. PAYMENTS; PRO RATA TREATMENT AND SHARING OF SET-OFFS.

          (a) PAYMENTS GENERALLY. (i) Except as provided below, all payments, including prepayments, of principal and interest on the Loans, of the Tranche A Commitment Fee, the Letter of Credit Fees and of all other amounts to be paid by the Borrower under the Loan Documents (the Tranche A Commitment Fee, the Letter of Credit Fees, together with all of such other fees, being sometimes hereinafter collectively referred to as the "FEES") shall be made to the Administrative Agent, prior to 1:00 p.m. on the date such payment is due, for the account of the applicable Credit Parties at the Payment Office, in Dollars and in immediately available funds, without set-off, offset, recoupment or counterclaim. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. As between the Borrower and each Credit Party, any payment by the Borrower to the Administrative Agent for the account of such Credit Party shall be deemed to be payment by the Borrower to such Credit Party. Notwithstanding the foregoing, all payments pursuant to Sections 3.4, 3.5, 3.6 and 11.4 shall be paid directly to the Credit Party entitled thereto. If any payment under the Loan Documents shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided with respect to Interest Periods) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however, that if such next Business Day would be after the
(i) with respect to Tranche A Loans and Letters of Credit, the Tranche A Maturity Date and (ii) the Tranche C Loans, the Tranche C Maturity Date, such payment shall instead be due on the immediately preceding Business Day.

               (ii) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and Fees then due hereunder, such funds shall be applied (A) first, towards payment of interest and Fees then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (B) second, towards payment of principal then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (b) SET-OFF. In addition to any rights and remedies of the Credit Parties provided by law, upon and after the acceleration of all the obligations of the Borrower under the Loan Documents to which it is a party, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or (b), each Credit Party shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of such Loan Party to such Credit Party any amount owing from such Credit Party to such Loan Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by any Credit Party against such Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Loan Party, or against anyone else claiming through or against such Loan Party, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Credit Party prior to the making, filing or issuance, or service upon such Credit Party of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Credit Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Credit Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          (c) ADJUSTMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in respect of the principal of or interest on its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of, or accrued interest on, such Loans than the proportion received by any other Lender, then the Lender receiving such greater proportion shall promptly purchase, at face value for cash, participations in the Loans to the extent necessary so that the benefit of such payment shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided, however, that (i) if all or any portion of such payment is thereafter recovered or repaid in good faith settlement of a pending or threatened avoidance claim, such participations shall be rescinded and the purchase price returned, in each case to the extent of such recovery or settlement payment, and (ii) the provisions of this Section 2.9(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.9(c) shall apply). The Borrower agrees that any Lender that purchased a participation pursuant to this subsection may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Lender were the direct creditor of the Borrower in the amount of such participation.


3.   INTEREST, FEES, YIELD PROTECTIONS, ETC.

     3.1. INTEREST RATE AND PAYMENT DATES.

          (a) PRIOR TO MATURITY. Prior to maturity, the outstanding principal balance of the Loans shall bear interest on the unpaid principal amount thereof at the applicable interest rate or rates per annum set forth below:

               Advances                                   Rate
               --------                                   ----
        Each ABR Advance                Alternate Base Rate plus the Applicable
                                        Margin applicable to ABR Advances.

        Each Eurodollar Advance Eurodollar Rate for the applicable Interest Period plus the Applicable Margin applicable to Eurodollar Advances.

          (b) EXTENT OF DEFAULT; LATE CHARGES. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the outstanding principal balance of all Loans shall bear interest at a rate of interest per annum equal to 2% above the rate which would otherwise be applicable pursuant to Section 3.1(a). If any interest, Reimbursement Obligation, Commitment Fee, Letter of Credit Fee or other amount (other than principal of the Loans) payable under the Loan Documents is not paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%, in each case from the date of such nonpayment until paid in full (before as well as after judgment). All such interest shall be payable on demand.

          (c) IN GENERAL. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be) and (ii) ABR Advances to the extent based on the Federal Funds Rate and Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 3.1(b), interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and upon payment (including prepayment) in full thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall, as soon as practicable following request therefor, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower and the Lenders absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fees, Letter of Credit Fees and all other fees and other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the

Highest Lawful Rate. If interest payable to a Lender on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on the ABR Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on the ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     3.2. FEES.

          (a) TRANCHE A COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent, for the account of the Tranche A Lenders in accordance with each such Lender's Tranche A Percentage, a fee (the "TRANCHE A COMMITMENT FEE") during the Tranche A Commitment Period equal to the Commitment Fee Percentage per annum of the average daily unused portion of the Aggregate Tranche A Commitments. The Tranche A Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the date of the expiration or other termination of the Tranche A Commitments. The Commitment Fee shall be calculated on the basis of a 365 or 366-day year for the actual number of days elapsed.

          (b) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of the Tranche A Lenders in accordance with each such Lender's Tranche A Percentage, commissions (the "LETTER OF CREDIT FEES") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof through the expiration date thereof, at a rate per annum equal to the Applicable Margin applicable to Letters of Credit on the average daily maximum amount available under any contingency to be drawn under such Letter of Credit. The Letter of Credit Fees shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed and (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Second Restatement Date, and on the date that the Tranche A Commitments shall expire. In addition to the Letter of Credit Fees, the Borrower agrees to pay to the Letter of Credit Issuer, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

          (c) AGENTS' AND LETTER OF CREDIT ISSUER'S FEES. The Borrower agrees to pay to the Agents and the Letter of Credit Issuer, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower, the Letter of Credit Issuer and/or any of the Agents.

     3.3. CONVERSIONS AND CONTINUATIONS.

          (a) The Borrower may elect from time to time to convert its Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying (A) whether such ABR Advance is to comprise all or a portion of the Tranche A Loans or the Tranche C Loans, (B) the amount to be so converted and (C) the Interest Period relating to such Eurodollar Advances. In addition, the Borrower may elect from time to time to (i) convert its ABR Advances to Eurodollar Advances and (ii) to continue its Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to or continuation of Eurodollar Advances, specifying (A) whether such Eurodollar Advance is to comprise all or a portion of the Tranche A Loans or the Tranche C Loans, (B) the amount to be so converted and (C) the Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion or continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to ABR Advances or continued as new Eurodollar Advances. The Administrative Agent shall promptly provide the applicable Class of Lenders with a copy of each such Notice of
Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances or continuations of Eurodollar Advances, shall be in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000. If, with respect to any conversion of a Loan from one interest rate basis to another, the Borrower shall fail to give due notice as provided in this Section, such Loan shall be automatically converted to an ABR Advance upon the expiration of the Interest Period with respect thereto.

          (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance, and no Eurodollar Advance may be continued, if the Borrower or the Administrative Agent has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Administrative Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Administrative Agent and the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given. In the event that Eurodollar Advances are converted to ABR Advances at the request of the Required Lenders pursuant to the preceding sentence, no Lender shall be entitled to an indemnity described in Section 3.4 with respect to the Eurodollar Advances so converted.

          (c) Each conversion or continuation shall be effected by each member of the applicable Class of Lenders by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted or continued (it being understood that such conversion or continuation shall not constitute a borrowing for purposes of Sections 4, 5 or 6). Accrued interest on the Advance (or portion thereof) being converted shall be paid by the Borrower at the time of conversion.

          (d) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of a conversion or continuation given to the Administrative Agent, the Administrative Agent may act without liability upon the basis of telephonic notice of such conversion or continuation believed by the Administrative Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower waives the right to dispute the Administrative Agent's record of the terms of such telephone notice of such conversion or continuation.

          (e) Except as provided in the last sentence of subsection (b) above, if any prepayment is made under this Section with respect to any Eurodollar Advances, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.4.

     3.4. FUNDING LOSS

          (a) Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert or continue on a Credit Extension Date or Conversion/Continuation Date after the Borrower shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.2(a) or 3.3 or if a Eurodollar Advance shall be terminated for any reason (subject to the penultimate sentence of Section 3.3(b)), prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made or deemed made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay directly to such Lender within ten days after such Lender's demand therefor, any loss or expense suffered by such Lender as a result of such failure to borrow, termination or repayment, including without limitation, an amount, if greater than zero, equal to:

                             A  x   (B-C) x  D__
                                             360

where:

"A" equals such Lender's pro rata share of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Advance;

"C" equals the applicable Eurodollar Rate (expressed as a decimal) in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid on or about such date, for deposits in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by the Administrative Agent;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to such Lender's pro rata share of such proposed borrowing, conversion, terminated Eurodollar Advance, prepayment or repayment. Each determination by the Administrative Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error. Each Lender has indicated that, if the Borrower elects to borrow or convert to or continue Eurodollar Advances, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Eurodollar Advances during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Eurodollar Advances and for purposes of determining amounts owing under Sections 3.5(a) and 3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance made by it in any manner it sees fit, but all such determinations shall be made as if such Lender had actually funded and maintained its funding of such Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to such Eurodollar Advance and having a maturity corresponding to such Interest Period.

     3.5. INCREASED COSTS; ILLEGALITY, ETC.

          (a) INCREASED COSTS. If any Change in Law shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Credit Party in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued hereunder and the result thereof is to increase the cost to any Credit Party of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable under the Loan Documents in respect of its Eurodollar Advances, or to increase the cost to any Credit Party of issuing or maintaining the Letters of Credit or participating therein, as the case may be, or the cost to any Credit Party of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Credit Party such additional amounts as is sufficient to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Credit Party deems to be material as determined by such Credit Party.

          (b) CAPITAL ADEQUACY. If any Credit Party determines that any Change in Law relating to capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, on the Extensions of Credit to a level below that which such Credit Party (or its holding company) would have achieved or would thereafter be able to achieve but for such Change in Law (after taking into account such Credit Party's (or such holding company's) policies regarding capital adequacy), the Borrower shall pay to such Credit Party (or such holding company) such additional amount or amounts as will compensate such Credit Party (or such holding company) for such reduction.

          (c) ILLEGALITY. Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and

(i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law. The commitment of any such Lender with respect to Eurodollar Advances shall be suspended until such Lender shall notify the Administrative Agent and the Borrower that the circumstances causing such suspension no longer exist. Upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

          (d)   SUBSTITUTED   INTEREST   RATE.   In  the  event   that  (i)  the
Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section
3.1 or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or of Eurodollar Advances (each, an "AFFECTED Advance"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Credit Extension Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and
(c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this subsection (d) has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

          (e) PAYMENT; CERTIFICATES. Each payment pursuant to subsections (a) or
(b) above shall be made within 10 days after demand therefor, which demand shall be accompanied by a certificate of the Credit Party demanding such payment setting forth the calculations of the additional amounts payable pursuant thereto. Each such certificate shall be conclusive absent manifest error. No failure by any Credit Party to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time, provided that such Credit Party shall notify the Borrower of any such increased cost within 90 days after the officer of such Lender having primary responsibility for this Agreement has obtained knowledge of such increased cost.

     3.6. TAXES.

          (a) PAYMENTS FREE OF TAXES. All payments by or on account of the Borrower under any Loan Document to or for the account of a Credit Party shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future Indemnified Taxes or Other Taxes, provided that if the Borrower or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding in respect of such Indemnified Tax or Other Tax from any amount required to be paid by the Borrower to or on behalf of any Credit Party under any Loan Document (each, a "REQUIRED PAYMENT"), then (i) the Borrower shall notify the Administrative Agent and such Credit Party of any such requirement or any change in any such requirement as soon as the Borrower becomes aware thereof, (ii) the Borrower shall pay such Indemnified Tax or Other Tax prior to the date on which penalties attach thereto, such payment to be made (to the extent that the liability to pay is imposed on the Borrower) for its own account or (to the extent that the liability to pay is imposed on such Credit Party) on behalf and in the name of such Credit Party, (iii) the Borrower shall pay to such Credit Party an additional amount such that such Credit Party shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been made or required, and (iv) the Borrower shall, within 30 days after paying such Indemnified Tax or Other Tax, deliver to the Administrative Agent and such Credit Party satisfactory evidence of such payment to the relevant Governmental Body.

          (b) REIMBURSEMENT FOR TAXES AND OTHER TAXES PAID BY CREDIT PARTY. The Borrower shall reimburse each Credit Party, within ten days after written demand therefor, for the full amount of all Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties, interest or expenses that are incurred by such Credit Party's unreasonably taking or omitting to take action with respect to such Indemnified Taxes or Other Taxes), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party shall be conclusive absent manifest error. In the event that any Credit Party determines that it received a refund or credit for Indemnified Taxes or Other Taxes paid by the Borrower under this Section, such Credit Party shall promptly notify the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit.

          (c) FOREIGN CREDIT PARTIES. Any Foreign Credit Party that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law (including Internal Revenue Form 4224 or Form 1001) or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     3.7. MITIGATION; REPLACEMENT LENDERS.

          (a) CHANGES OF LENDING OFFICES. If any Credit Party (or its holding company, if any) requests compensation under Section 3.5(a) or (b) or if the Borrower is required to pay an additional amount to any Credit Party or any Governmental Body for the account of any Credit Party pursuant to Section 3.6, such Credit Party will, upon the request of the Borrower, use reasonable efforts (subject to its overall policy considerations) to designate a different lending office for funding or booking its Extensions of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in its good faith judgment, such designation or assignment (i) would eliminate or reduce future amounts payable under Section 3.5(a) or (b) or Section 3.6, as the case may be, (ii) would not subject such Credit Party to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender. The Borrower agrees to pay the reasonable costs and expenses incurred in connection with any such designation or assignment and the Administrative Agent agrees that no assignment fee shall be payable to it pursuant to Section 12 in connection therewith. Nothing in this Section shall affect or postpone any of the obligations of the Borrower to make the payments required to a Credit Party under Section 3.5(a) or (b) or Section 3.6, incurred prior to any such designation or assignment.

          (b) REPLACEMENT OF LENDERS. If (i) any Credit Party (or its holding company, if any) requests compensation under Section 3.5(a) or (b) or if the Borrower is required to pay an additional amount to any Credit Party or any Governmental Body for the account of any Credit Party pursuant to Section 3.6 in an aggregate amount in excess of $50,000, or (ii) any Credit Party shall give any notice to the Borrower or the Administrative Agent pursuant to Section 3.5(c), then, in each such case, provided that no Default shall then exist and be continuing, during the 90 day period after the receipt of such request, the Borrower at its sole cost, expense and effort may, upon notice to the Administrative Agent and the Letter of Credit Issuer, require Lender to assign (in accordance with and subject to the restrictions contained in Section 11.5) all of its rights and obligations under the Loan Documents to any other Lender (or affiliate thereof), or any other Eligible Institution identified by the Borrower if such other Lender (or affiliate thereof) or such Eligible Institution agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans and all unreimbursed sums paid by such Lender under Section 2.6, together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 3.4 as if all of such Lender's Loans were being prepaid in full on such date). In the event of a transfer to any other Eligible Institution, subject to the satisfaction of the conditions of Section 11.5, such Eligible Institution shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6(b), 11.1(a) and 11.4 (without duplication of any payments made to such Lender by the Borrower or such other Eligible Institution) shall survive for the benefit of any Lender replaced under this Section with respect to the time prior to such replacement. In connection with any transfer pursuant to this subsection, the Borrower shall be obligated to pay the assignment fee referred to in Section 11.5(b).

4.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Credit Parties to enter into this Agreement and extend or participate in the Extensions of Credit provided herein, the Borrower hereby makes the following representations and warranties to each Credit Party:

     4.1. SUBSIDIARIES; CAPITALIZATION.

          As of the Second Restatement Date and after giving effect to the consummation of the Transactions, Arch has only the Subsidiaries set forth on
Schedule 4.1. The issued and outstanding shares of each corporate Subsidiary of Arch are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens, except Permitted Liens. The interest of Arch and any of its Subsidiaries in each of its non-corporate Subsidiaries is owned free and clear of any Liens, except Permitted Liens. The outstanding capital Stock of each corporate Subsidiary of Arch and the ownership interest in each non-corporate Subsidiary of Arch, in each case as of the Second Restatement Date, are as set forth on Schedule 4.1. The owner of each such interest and each issue of capital Stock listed on Schedule 4.1 is the registered and beneficial owner thereof. None of the Borrower or any of its Subsidiaries has issued any securities convertible into capital Stock (or other equity interest) and there are no outstanding options or warrants to purchase capital Stock of the Borrower or any such Subsidiary of any class or kind, and there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing. In addition, as of the Second Restatement Date, Arch Canada is the only Foreign Subsidiary of Arch and is not a Material Foreign Subsidiary.

     4.2. EXISTENCE AND POWER.

          The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite legal power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure to be so authorized could reasonably be expected to have a Material Adverse Effect.

     4.3. AUTHORITY AND EXECUTION.

          The Borrower and each of its Subsidiaries has full legal power and authority to enter into, execute, deliver and carry out the terms of the Transaction Documents to which it is a party, and, in the case of the Borrower, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are in full compliance with its Organizational Documents. The Borrower and each of its Subsidiaries has duly executed and delivered the Transaction Documents to which it is a party.

     4.4. GOVERNMENTAL BODY APPROVALS.

          Except as set forth on Schedule 4.4, no consent, authorizations or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Body or any other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower and each of its Subsidiaries of any of the Transaction Documents to which it is a party or is required as a condition to the validity or enforceability of any of the Transaction Documents. No provision of any applicable statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Body will prevent the execution, delivery or performance of, or affect the validity of, any of the Transaction Documents.

     4.5. BINDING AGREEMENT.

          The Transaction Documents constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower and each of its Subsidiaries, in each case to the extent that it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     4.6. LITIGATION.

          Except as set forth on Schedule 4.6, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Body (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries or any other Loan Party) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any other Loan Party or any of their respective Properties or rights, which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) call into question the validity or enforceability of any of the Transaction Documents.

     4.7. NO CONFLICTING AGREEMENTS.

          Except as set forth on Schedule 4.7, neither the Borrower nor any of its Subsidiaries is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its Property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained) or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, conflict with, require any consent under (other than consents which have been obtained), the Subordinated Indenture, the Parent Discount Notes Indenture, either of the Existing Arch Indentures or the Arch 12 3/4% Indenture, oR result in the creation or imposition of, or obligation to create, any Lien (other than Permitted Liens) upon the Property of the Parent or Arch pursuant to the terms of the Subordinated Indenture, the Parent Discount Notes Indenture, either of the Existing Arch Indentures or the Arch 12 3/4% Indenture.

     4.8. TAXES.

          Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto except Permitted Liens described in Section 8.2(i). The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such taxes, and the Borrower does not know of any unpaid assessment which is due and payable against it or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

     4.9. COMPLIANCE WITH APPLICABLE LAWS.

          Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries is complying in all material respects with all applicable statutes and regulations of all
Governmental Bodies, including ERISA and Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.10. INVESTMENT COMPANIES AND OTHER REGULATED ENTITIES.

          Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended, or
(iii) subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness for borrowed money, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     4.11. PROPERTIES.

          Each of the Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its property, real and personal, material to its business, subject to no Liens, except Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     4.12. FCC MATTERS.

          The Borrower and each of its Subsidiaries (i) has duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect and (ii) is in all material respects in compliance with the Communications Act, including the rules and regulations of the FCC relating to the carriage of radio common carrier signals, the failure to be in compliance with which could reasonably be expected to have a Material Adverse Effect.

     4.13. FEDERAL RESERVE REGULATIONS.

          (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to each Transaction and the making of each Extension of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and the Subsidiaries.

          (b) No part of the proceeds of any Extension of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation U or X.

     4.14. TARIFFS.

          No action to change, alter, rescind or otherwise terminate the tariffs containing service regulations or any rates and charges for radio common carrier services which, if adversely determined, would have a Material Adverse Effect, is pending or known by the Borrower or any of its Subsidiaries to be under consideration.

     4.15. NO MISREPRESENTATION.

          No representation or warranty contained herein and no certificate or report furnished or to be furnished pursuant to any of the Transaction Documents by any Loan Party in connection with the transactions contemplated thereby contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made. With respect to projections or pro-forma financial statements furnished by the Borrower or any of its Subsidiaries, such projections have been or will be prepared in good faith on the assumptions stated therein, which assumptions are or will be fair and reasonable in light of the circumstances existing at the time of delivery of such projections or statements and represent, at the time of delivery, the Borrower or such Subsidiary's best estimate of its future financial performance.

     4.16. PLANS.

          None of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity maintains or is obligated to contribute to any Single Employer Plan or Multiemployer Plan. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Single Employer Plan at any time maintained by the Borrower, any of its Subsidiaries or any Commonly Controlled Entity or, to the best knowledge of the Borrower, any Multiemployer Plan to which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity at any time contributed to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of the Borrower or any of its Subsidiaries.

     4.17. BURDENSOME OBLIGATIONS.

          Neither the Borrower nor any of its Subsidiaries is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any legal restriction which, in the opinion of the management of the Borrower or such Subsidiary, is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue of the Borrower and its Subsidiaries taken as a whole, or Operating Cash Flow, or the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures by the Borrower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair, in a materially adverse manner, the business or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

     4.18. FINANCIAL STATEMENTS.

          (a) The Parent and Arch have heretofore furnished to each Credit Party a copy of their respective (A) Forms 10-K for the fiscal year ending December 31, 1997, containing the audited Consolidated balance sheets of the Parent and its Subsidiaries and of Arch and its Subsidiaries, respectively, as of December 31, 1996 and December 31, 1997, and the related Consolidated statements of operations, stockholder's equity and cash flows for the periods then ended, and
(B) Forms 10-Q for the fiscal quarter ended March 31, 1998, containing the unaudited Consolidated balance sheets of the Parent and its Subsidiaries and of Arch and its Subsidiaries, respectively, for such fiscal quarter, together with the related Consolidated statements of operations and cash flows for the fiscal quarter then ended. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent, Arch, the Borrower and their consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the quarterly statements referred to above. Except as fully reflected in such financial statements, there are no material liabilities or obligations with respect to Arch or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

          (b) Since December 31, 1997, except for the Transactions, each of the Parent and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

     4.19. ENVIRONMENTAL MATTERS.

          Neither the Borrower nor any of its Subsidiaries (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability arising in connection with (a) any non- compliance with or violation of the requirements of any applicable Environmental Laws or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other hazardous substance into the environment, (ii) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other hazardous substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other hazardous substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under CERCLA or any analogous state law, which, in the case of this Section 4.19, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries is in compliance in all material respects with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.

     4.20. FRANCHISES, INTELLECTUAL PROPERTY, ETC.

          The Borrower and each of its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses, permits and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance in all material respects, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or lapse of time or both, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license, permit or other right and which revocation or termination could reasonably be expected to have a Material Adverse Effect.

     4.21. SOLVENCY

          The Borrower and each of its Subsidiaries is, and after giving effect to the incurrence of all Indebtedness under the Loan Documents and the consummation of the Transactions will be, Solvent.

     4.22. ABSENCE OF CERTAIN RESTRICTIONS.

          Except for the Loan Documents, the Loan Documents under and as defined in the Tranche B Credit Agreement, the Parent Discount Notes Indenture, the Existing Arch Indentures, the Arch 12 3/4% Indenture and any Replacement Indenture, no indenture, certificate of designation for preferred Stock, agreement or instrument to which the Parent, Arch or any of its Subsidiaries is a party, prohibits or restrains, directly or indirectly, the payment of dividends or other payments to Arch or any of its Subsidiaries.

     4.23. INSURANCE.

          The Borrower's and its Subsidiaries' insurance policies are and will be sufficient for compliance with all requirements of law as well as for compliance with all agreements to which the Borrower or any of its Subsidiaries is a party, and neither the Borrower nor any of its Subsidiaries suffers self insurance for any material risks.

     4.24. PARI PASSU OBLIGATIONS.

          The obligations of Arch under the Loan Documents to which it is a party are pari passu with Arch's obligations under the Existing Arch Indentures and the Arch 12 3/4% Indenture.

     4.25. YEAR 2000 ISSUE.

          The Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower and its Subsidiaries interface). The costs to the Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are (to the best of the Borrower's and its Subsidiaries' knowledge, with respect to such computer hardware, software or systems used or relied upon in the conduct of their business but not owned or leased by the Borrower or any of its Subsidiaries) not reasonably expected to result in a Default or Event of Default or to have a Material Adverse Effect.


5.   CONDITIONS TO EFFECTIVENESS AND TO FIRST EXTENSIONS OF CREDIT

     In addition to the conditions precedent set forth in Section 6, this Agreement and the obligation of the Credit Parties to make the initial Extension of Credit shall not become effective until each of the following conditions precedent have been satisfied (or waived in accordance with Section 11.1):

     5.1. EVIDENCE OF ACTION

          The Administrative Agent shall have received a certificate, dated the Second Restatement Date, of the Secretary or Assistant Secretary of each of the Borrower, Arch, the Parent and each Subsidiary Guarantor (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Transaction Documents to which it is a party and all transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers who may sign such Transaction Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation or formation and of each other jurisdiction in which it is qualified to do business.

     5.2. THIS AGREEMENT.

          The Administrative Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

     5.3. NOTES.

          The Administrative Agent shall have received a Note for each Lender, dated the Second Restatement Date, duly executed by a duly authorized officer of the Borrower.

     5.4. BORROWER PLEDGE AGREEMENT.

          The Administrative Agent shall have received the Borrower Pledge Agreement, duly executed by a duly authorized officer of the Borrower.

     5.5. PARENT GUARANTY.

          The Administrative Agent shall have received the Parent Guaranty, duly executed by a duly authorized officer of the Parent.

     5.6. SUBSIDIARY GUARANTY.

          The Administrative Agent shall have received the Subsidiary Guaranty, duly executed by a duly authorized officer of each Loan Party party thereto.

     5.7. RESTRICTED SUBSIDIARY SECURITY AGREEMENT (BANK).

          The Administrative Agent shall have received the Restricted Subsidiary Security Agreement (Bank), duly executed by a duly authorized officer of each Restricted Subsidiary.

     5.8. BORROWER SECURITY AGREEMENT (BANK)

          The Borrower Security Agreement (Bank) shall have been duly executed by a duly authorized officer of the Borrower and all original counterparts thereof shall have been delivered to the Escrow Agent.

     5.9. ARCH GUARANTY.

          The Administrative Agent shall have received the Arch Guaranty, duly executed by a duly authorized officer of Arch.

     5.10. ARCH SECURITY AGREEMENT (BANK).

          The Arch Security Agreement (Bank) shall have been duly executed by a duly authorized officer of Arch and all original counterparts thereof shall have been delivered to the Escrow Agent.

     5.11. INDENTURE COLLATERAL DOCUMENTS.

          Each of (i) the Borrower Security Agreement (14% Indenture) and the Borrower Security Agreement (9 1/2% Indenture) shall have been duly executed by a dulY authorized officer of the Borrower, (ii) the Arch Security Agreement (14% Indenture) and the Arch Security Agreement (9 1/2% Indenture) shall have been duly executed by a dulY authorized officer of Arch, and (iii) the Restricted Subsidiary Security Agreement (14% Indenture) and the Restricted Subsidiary Security Agreement (9-1/2% Indenture) shall have been duly executed by a duly authorized officer of each Restricted Subsidiary, and all original counterparts thereof shall have been delivered to the Escrow Agent.

     5.12. ESCROW AGREEMENT.

          The Administrative Agent shall have received the Escrow Agreement, duly executed by a duly authorized officer of each of Arch, the Borrower and the Escrow Agent, and such Escrow Agreement shall cover the following documents and instruments: (i) certificates representing all of the issued and outstanding shares of capital Stock of the Borrower and each of its Subsidiaries (other than the Restricted Subsidiaries) and undated stock powers with respect thereto duly executed in blank by the applicable Loan Parties, (ii) instruments constituting the Pledged Debt (under and as defined in each of the Triggering Collateral Documents) indorsed in blank by the applicable Loan Party, (iii) the Triggering Collateral Documents and the Indenture Collateral Documents, in each case duly executed by each of the parties thereto, (iv) Powers of Attorney, duly executed by each of the Borrower and Arch, (v) duly executed UCC-1 Financing Statements with respect to the Collateral (as defined in the Indenture Collateral Documents or the Triggering Collateral Documents) for filing in each office as determined by the Administrative Agent and naming the Administrative Agent as "Secured Party", (vi) additional sets of UCC-1 Financing Statements in all respects identical to UCC-1 Financing Statements referred to in clause (v) above except that the Applicable Arch Indenture Trustees are named as "Secured Party" and
(vii) all executed original counterparts of each Triggering Collateral Document and each Indenture Collateral Document.

     5.13. SEARCH REPORTS, FINANCING STATEMENTS, ETC.

          The Administrative Agent shall have received (i) such UCC, tax, trademark and judgment lien search reports with respect to such applicable public offices where Liens are filed, as shall be acceptable to the Administrative Agent, disclosing that there are no Liens (other than Liens in favor of the Administrative Agent) of record in such official's office covering any Collateral or showing the Parent or any of its Subsidiaries as a debtor thereunder, (ii) such Uniform Commercial Code financing statements or financing statement amendments, executed by the appropriate Loan Party, as shall be reasonably requested by the Administrative Agent, and (iii) a certificate of the Borrower signed by an authorized officer of each thereof, dated the Second Restatement Date, certifying that, as of the Second Restatement Date, there will exist no Liens on the Collateral other than Permitted Liens.

     5.14. APPROVALS AND CONSENTS.

          All approvals and consents of all Persons required to be obtained in connection with the consummation of the Transactions have been obtained, all required notices have been given and all required waiting periods have expired.

     5.15. PROPERTY, PUBLIC LIABILITY AND OTHER INSURANCE.

          The Administrative Agent shall have received a certificate of insurance maintained by the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, together with the endorsements required by Section 7.5.

     5.16. LITIGATION.

          There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Body in any respect affecting the transactions contemplated by the Transaction Documents, and, except as set forth on Schedule 4.6, no action or proceeding by or before any Governmental Body shall have been commenced and be pending or, to the knowledge of the Borrower or Arch, be threatened, seeking to prevent or delay the transactions contemplated by the Transaction Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate of an officer of the Borrower to the foregoing effects.

     5.17. TRANSACTIONS; ARCH 12 3/4% SENIOR NOTES; OFFICER'S CERTIFICATE.

          (a) The Arch Transactions and the ACE Transactions shall have been consummated in accordance with the terms and conditions of the applicable Transaction Documents.

          (b) Arch shall have (i) issued the Arch 12 3/4% Senior Notes (ii) received net proceeds thereof in an amount not less than $121,000,000 and (iii) shall have applied the net proceeds thereof to the repayment in full of the Indebtedness (and the termination of the commitments) under the Existing Arch Credit Agreement and the repayment of Tranche B Loans.

          (c) The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Second Restatement Date, in all respects satisfactory to the Administrative Agent (i) as to the matters set forth in subsections (a) and (b) above and (ii) attaching a true, complete and correct copy of each of the Transaction Documents executed and delivered in connection with the consummation of the Arch Transactions and the ACE Transactions, the Arch 12 3/4% Indenture, a specimen of thE Arch 12 3/4% Senior Notes and a copy of the Offering Memorandum in respect thereof, each oF which shall be in form and substance satisfactory to the Administrative Agent.

     5.18. MANAGEMENT AGREEMENT.

          The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Second Restatement Date, in all respects satisfactory to the Administrative Agent attaching a true, complete and correct copy of the Management Agreement, which shall be in form and substance satisfactory to the Administrative Agent.

     5.19. OFFICER'S CERTIFICATE.

          The Administrative Agent shall have received a certificate of the President, a Vice President or a Financial Officer of the Borrower, dated the Second Restatement Date, in all respects satisfactory to the Administrative Agent certifying that as of the Second Restatement Date (i) no Default exists,
(ii) the representations and warranties contained in the Loan Documents are true and correct, and (iii) since December 31, 1997, no Material Adverse Change has occurred.

     5.20. COMPLIANCE CERTIFICATE

          The Administrative Agent shall have received a Compliance Certificate signed by a Financial Officer of the Borrower, in all respects reasonably satisfactory to the Administrative Agent, dated the Second Restatement Date, and
(i) stating that the Borrower is in compliance with all covenants on a pro-forma basis after giving effect to the Transactions, and (ii) attaching a copy of a pro-forma consolidated balance sheet of the Borrower utilized for purposes of preparing such Compliance Certificate, which pro-forma consolidated balance sheet presents the Borrower's good faith estimate of its pro-forma consolidated financial condition at the date thereof, after giving effect to the Transactions.

     5.21. EXISTING ARCH CREDIT AGREEMENT.

          The Borrower shall have fully repaid all Indebtedness under the Existing Arch Credit Agreement and all agreements with respect thereto (including the Escrow Agreement referred to therein) shall have been cancelled or terminated, all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received satisfactory evidence thereof.

     5.22. OPINIONS OF COUNSEL TO THE LOAN PARTIES.

          The Administrative Agent shall have received (i) an opinion of Hale and Dorr, LLP, special counsel to the Loan Parties, substantially in the form of Exhibit O, and (ii) an opinion of Garry Watzke, Esq., General Counsel of the Loan Parties, substantially in the form of Exhibit P, each addressed to the Administrative Agent, the Lenders and Special Counsel and each dated the Second Restatement Date.

     5.23. OPINION OF FCC COUNSEL.

          The Administrative Agent shall have received an opinion of Wilkinson, Barker, Knauer & Quinn, LLP, FCC counsel to Arch and its Subsidiaries, addressed to the Administrative Agent and the Lenders, dated the Second Restatement Date, substantially in the form of Exhibit Q.

     5.24. FEES.

          The Borrower shall have paid to the Managing Agents and the Lenders all fees which are payable on the Second Restatement Date.

     5.25. FEES AND EXPENSES OF SPECIAL COUNSEL.

          The reasonable fees and expenses of Special Counsel shall have been paid.

     5.26. MASTER ASSIGNMENT.

          The Administrative Agent shall have received the Master Assignment, duly executed by each party thereto.

     5.27. OTHER DOCUMENTS.

          The Administrative Agent shall have received such other documents and assurances as the Administrative Agent shall reasonably require.

6.   CONDITIONS OF LENDING - ALL EXTENSIONS OF CREDIT.

     The obligation of each Credit Party to make any Extension of Credit (other than a participation in a Letter of Credit) under this Agreement shall be subject to the satisfaction of the following conditions precedent as of the date thereof:

     6.1. COMPLIANCE.

          On each Credit Extension Date and after giving effect to the Extensions of Credit thereon (i) no Default shall have occurred or be continuing; and (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Credit Extension Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each Extension of Credit and each Credit Request therefor shall constitute a certification by the Borrower as of such Credit Extension Date that each of the foregoing matters is true and correct in all respects.

     6.2. CREDIT REQUEST.

          With respect to each Extension of Credit, the Administrative Agent shall have received a Credit Request, executed by a duly authorized officer of the Borrower.

     6.3. LAW.

          Such Extension of Credit shall not be prohibited by any applicable law, rule or regulation.


7.   AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that, until all obligations of the Loan Parties under the Loan Documents have been paid in full and all Commitments of the Credit Parties have been terminated and no obligations of any Credit Party exists under any of the Loan Documents, it shall:

     7.1. FINANCIAL STATEMENTS.

          Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent (which will in turn promptly furnish a copy thereof to each Lender):

               (a) As soon as available but in any event within 90 days after the end of each fiscal year:

                    (i) a copy of each of the Parent's and Arch's Annual Report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, and

                    (ii) a copy of the Consolidated Balance Sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related Consolidated Statements of Operations, Stockholders' Equity and Cash

     Flows of the Borrower and its Subsidiaries as of and through the end of such fiscal year.

The statements referred to in clause (i) and (ii) above shall be audited and certified without qualification, which certification shall (x) state that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (y) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

               (b) As soon as available but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year:

                    (i) a copy of each of the Parent's and Arch's Quarterly Report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, and

                    (ii) a copy of the Consolidated Balance Sheets of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the Consolidated Statements of Operations and Cash Flows of the Borrower and its Subsidiaries for such period and for the elapsed portion of the fiscal year through such date.

The statements referred to in clause (i) and (ii) above shall be certified by a Financial Officer of the Borrower (or such other officer acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries,

               (c) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year (90 days after the end of the last fiscal quarter of each fiscal year), a Compliance Certificate, certified by a Financial Officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent).

               (d) Simultaneously with the delivery of the annual statements required by Section 7.1(a) and the quarterly statements required by Section 7.1(b), a certificate of a Financial Officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) in detail reasonably satisfactory to the Administrative Agent setting forth information, on a Consolidated basis for the relevant period, with respect to (i) pager activations during the preceding fiscal quarter, (ii) information indicating the net increase or decrease in the number of Pagers in Service, (iii) the amount of Capital Expenditures incurred broken down by (A) purchases of pagers (including the number of pagers purchased, the average price per pager and the cost of pagers sold) and (B) other Capital Expenditures, and (iv) the amount of Additional Benbow Investments.

               (e) Promptly upon the request of the Administrative Agent on behalf of the Required Lenders, copies of the projected Consolidated Balance Sheets and Statements of Operations of the Borrower and its Subsidiaries for the next fiscal year, together with such other information and documentation as any Lender may reasonably request in connection therewith.

               (f) No later than 60 days after the beginning of each fiscal year, a copy of the Consolidated annual budgets of the Borrower and its Subsidiaries for such fiscal year.

               (g) Such other information and documentation with respect to the Borrower and its Subsidiaries as any Lender may reasonably request from time to time.

     7.2. CERTIFICATES; OTHER INFORMATION.

          Furnish or cause to be furnished to the Administrative Agent (which will in turn promptly furnish a copy thereof to each Lender):

               (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any of its Subsidiaries is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare any such Indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default or an Event of Default;

               (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Body which might have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document,
(ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Body, except for the lapse or other termination thereof in accordance with the terms thereof, provided that such lapse or termination could not reasonably be expected to have a Material Adverse Effect, and (iii) any refusal by any Person or Governmental Body to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute might have a Material Adverse Effect;

               (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Body succeeding to the functions thereof, (ii) material reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to the FCC and (iii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

               (d) Prompt written notice of the occurrence of a Change of Control;

               (e) Prompt written  notice upon obtaining  knowledge or otherwise
determining   that  any  Foreign   Subsidiary  has  become  a  Material  Foreign
Subsidiary; and

               (f) Written notice 120 days prior to the taking of any action permitted under Sections 8.1(v)(A), 8.3(i), 8.5(a)(i) (other than with respect to a Restricted Payment to Arch on a day on which Arch is obligated to make a payment in respect of Required Obligations so long as the amount thereof does not exceed the amount of the Required Obligation payable on such date) and 8.8(b).

     7.3. LEGAL EXISTENCE.

          Except as provided in Section 8.3, maintain, and cause each of its Subsidiaries to maintain, its legal existence, and maintain its good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.4. TAXES.

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all taxes, assessments and governmental charges, license fees and levies upon or with respect to it and upon the income, profits and Property of the Borrower and its Subsidiaries taken as a whole, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Subsidiary not permitted under Section 8.2, unless and to the extent only that such taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and provided that any such contested Tax, assessment, charge, license fee or levy shall not constitute, or create, a Lien on any Property of the Borrower or such Subsidiary senior to the Liens granted by the Collateral Documents on such Property, and further provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.5. INSURANCE.

          (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, and which, in the case of property insurance, shall be in amounts sufficient to prevent the Borrower from becoming a co-insurer, and which shall be on terms reasonably satisfactory to the Administrative Agent, and file with the Administrative Agent within 10 days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of a Financial Officer (or such other officer as shall be acceptable to the Administrative Agent) of the Borrower certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower and its Subsidiaries under this Section, and is in full force and effect.

          (b) INSURANCE COVERING TANGIBLE PERSONAL PROPERTY. At all times insure, and cause each of its Subsidiaries to insure, all of its tangible personal Property in which a security interest may be required to be granted pursuant to the Collateral Documents against all risks as are customarily insured against by companies engaged in similar businesses, and maintain at all times general public liability insurance with respect to all such tangible personal Property against damage resulting from bodily injury, including death or damage to Property of others, all such insurance being in amounts equal to no less than that customarily carried by companies engaged in similar businesses, which insurance shall be on terms reasonably satisfactory to the Administrative Agent. Promptly upon request therefor, the Borrower will deliver or cause to be delivered to the Administrative Agent originals or duplicate originals of all such policies of insurance. All such insurance policies shall be endorsed to provide that, in respect of the interests of the Collateral Agent: (i) the Collateral Agent shall be an additional insured and, with respect to property insurance, sole loss payee in respect of each claim relating to such tangible personal Property and resulting in a payment under any such insurance policy exceeding $250,000, (ii) thirty days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Collateral Agent, except that ten days' prior written notice of cancellation shall be given to the Collateral Agent if cancellation results from the failure to pay premiums, and (iii) the Collateral Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of the Borrower or such Subsidiary to pay the same or to so insure. Provided that no Default or Event of Default shall exist, the Collateral Agent agrees, promptly upon its receipt thereof, to pay over to the Borrower or the appropriate Subsidiary the proceeds of such payment to enable the Borrower or such Subsidiary to repair, restore or replace the Property subject to such claim. To the extent that the Borrower or such Subsidiary does not elect to repair, restore or replace such Property, an amount equal to the proceeds which are not employed to repair, restore or replace such Property shall be applied as required by Section 2.4. If a Default or Event of Default shall exist, the Administrative Agent or, if applicable pursuant to the applicable Collateral
Document, the Collateral Agent, shall hold the proceeds of such payment as Collateral (to the extent of its security interest in such Property) and apply such proceeds in accordance with the provisions thereof.

          (c)  CONCURRENT  INSURANCE.  Neither  the  Borrower  nor  any  of  the
Subsidiaries shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to subsection (b) above unless the Administrative Agent has approved the carrier and the form and content of the insurance policy, including, without limitation, naming of the Collateral Agent as additional insured and sole loss payee thereunder.

     7.6. PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF OBLIGATIONS.

          Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse
Effect, or (ii) become a Lien upon the Property of the Borrower or such Subsidiary other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower or any of its Subsidiaries senior to any Lien granted to the Administrative Agent under the Collateral Documents on such Property, and further provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.7. CONDITION OF PROPERTY.

          At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property reasonably deemed by the Borrower's or such Subsidiary's management to be necessary to the operation of its business.

     7.8. OBSERVANCE OF LEGAL REQUIREMENTS; ERISA.

          Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws (including ERISA), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Administrative Agent and the Lenders prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.9. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

          Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent and any Lender, upon at least one Business Day's prior notice, to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower or any of its Subsidiaries with the executive officers of the Borrower and its Subsidiaries.

     7.10. LICENSES, ETC.

          Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, Intellectual Property, franchises, authorizations and other rights as are necessary for the conduct of its business.

     7.11. INTEREST RATE PROTECTION AGREEMENTS.

          Enter into and maintain for a period of 2 years from the Second Restatement Date, Interest Rate Protection Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to an amount (if greater than zero) equal to not less than the difference between (i) 50% of Total Debt outstanding from time to time, minus (ii) the amount of Total Debt outstanding from time to time that is at a fixed (and not a variable) rate or subject to Interest Rate Protection Agreements.

     7.12. FIXED CHARGE COVERAGE RATIO.

          Maintain, or cause to be maintained, as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 2001, a Fixed Charge Coverage Ratio of greater than 1.00:1.00.

     7.13. PRO-FORMA DEBT SERVICE COVERAGE RATIO.

          Maintain, or cause to be maintained, as of the last day of each fiscal quarter, a Pro-forma Debt Service Coverage Ratio of greater than 1.10:1.00.

     7.14. INTEREST COVERAGE RATIO.

          Maintain, or cause to be maintained, as of the last day of each fiscal quarter ended during the periods or on the date set forth below, an Interest Coverage Ratio of greater than the ratios set forth below:

               Periods                                    Ratio
               -------                                    -----
        Second Restatement Date through
        September 30, 1999                                1.75:1.00

        December 31, 1999 through
        September 30, 2000                                2.00:1.00

        December 31, 2000 and
        thereafter                                        2.25:1.00

     7.15. TOTAL LEVERAGE RATIO.

          (a) At all times prior to the Existing Arch Senior Note Termination Date, maintain, or cause to be maintained, during the periods set forth below, a Total Leverage Ratio of not greater than the ratios set forth below:

        Periods                                          Ratio
        -------                                          -----
        Second Restatement Date through
        June 29, 1999                                     5.25:1.00

        June 30, 1999 through
        June 29, 2000                                     5.00:1.00

        June 30, 2000 through
        June 29, 2001                                     4.50:1.00

        June 30, 2001 through
        June 29, 2002                                     4.00:1.00

        June 30, 2002 and
        thereafter                                        3.50:1.00,

          (b) At all times on and after the Existing Arch Senior Note Termination Date, maintain, or cause to be maintained, a Total Leverage Ratio of not greater than 5.00:1.00.

     7.16. API LEVERAGE RATIO.

          Maintain, or cause to be maintained, at all times, an API Leverage Ratio of not greater than 2.50:1.00.

     7.17. ADDITIONAL SUBSIDIARIES; MATERIAL FOREIGN SUBSIDIARIES.

          In the event that on or after the Second Restatement Date, any Person shall become a Subsidiary of the Borrower or a Material Foreign Subsidiary of the Borrower or Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, the Borrower shall (i) notify the Administrative Agent in writing thereof within five Business Days thereof, (ii) in the event that such Person shall be a Domestic Subsidiary or a Material Foreign Subsidiary cause such Person to execute and deliver to the Collateral Agent a completed Guaranty Supplement and to become a party to the Unrestricted Subsidiary Security Agreement (Bank) and each other applicable Triggering Collateral Document in the manner provided therein, and, if applicable, the corresponding Indenture Collateral Document in the manner provided therein, in each case within 10 days thereafter and promptly to take such actions to (A) prior to the earlier to occur of the Existing Arch Senior Note Termination Date or the effectiveness of the Triggering Collateral Documents, deliver such Triggering Collateral Documents, UCC Financing Statements and other documents to the Escrow Agent as requested by the Administrative Agent and (B) thereafter, create and perfect Liens on such Person's assets to secure such Person's obligations under the Loan Documents and, if applicable, the Existing Arch Indentures, as the Administrative Agent shall reasonably request, (iii) cause any shares of capital Stock of, or promissory notes evidencing Indebtedness of, such Person that are owned by or on behalf of the Borrower or any Subsidiary Guarantor (except that, if such Person is a Foreign Subsidiary and not a Material Foreign Subsidiary, shares of capital Stock of such Person may be limited to 65% of the outstanding shares of capital Stock of such Foreign Subsidiary) to be delivered within five Business Days to the Appropriate Party, (iv) cause each such new Subsidiary to deliver to the Appropriate Party any shares of capital Stock or promissory notes evidencing Indebtedness of any Subsidiary of the Borrower that are owned by or on behalf of such new Subsidiary within five Business Days after such Subsidiary is formed or acquired (except that if the capital Stock owned by such Subsidiary is the capital Stock of a Foreign Subsidiary that is not a Material Foreign Subsidiary, shares of such capital Stock may be limited to 65% of the outstanding shares of capital Stock of such Foreign Subsidiary), and (v) deliver to the Appropriate Party such additional Financing Statements, Grants of Security Interest and Powers of Attorney (as each such term is defined in the Security Agreement) certificates, instruments and opinions as the Administrative Agent may request. In addition, within ten Business Days after the Existing Arch Senior Note Termination Date, the Borrower shall cause Benbow Investments to become a Subsidiary Guarantor and to grant a security interest in its assets as if it was a new Domestic Subsidiary.

     7.18. ADDITIONAL COLLATERAL.

          If after the Second Restatement Date, any Loan Party acquires any Property that would constitute Collateral, as defined in a Collateral Document or a Triggering Collateral Document and such Loan Party has theretofore granted a security interest in such type of Property pursuant thereto, the Borrower shall, and shall cause each such Loan Party to, execute and deliver to the Appropriate Party any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

     7.19. ESCROWED COLLATERAL.

          (a) Upon the occurrence of the Existing Arch Senior Note Termination Date or upon the request of the Minority Lenders, the Triggering Collateral Documents and, if applicable, the Indenture Collateral Documents, shall be deemed effective. Each Loan Party shall deliver to the Collateral Agent such documents as the Collateral Agent may request in connection therewith, including
(i) duly executed UCC-1 Financing Statements, (ii) duly executed Grants of Security Interest (Trademarks), (iii) opinions of counsel, in form and substance satisfactory to the Collateral Agent, with respect to the enforceability of the security interests so granted and the perfection thereof and (iv) other documents as may reasonably be requested by the Collateral Agent. In connection therewith, the Collateral Agent is hereby irrevocably authorized and empowered as the Borrower's and each of its Subsidiaries' attorney-in-fact, to execute such UCC-1 Financing Statements, Grants of Security Interest (Trademarks) and instructions to the Escrow Agent and to deliver or file the same and to make, at the Collateral Agent's option, all other filings and to give all other notices as it shall reasonably deem necessary with respect to any of the Collateral, all of which may be done with or without the signature of the Borrower or any of its Subsidiaries. The foregoing power constitutes a power coupled with an interest which shall survive until all of the obligations under the Loan Documents have been indefeasibly paid in full in cash and the Credit Agreement and the Commitments have been terminated.

          (b) If the  Collateral  Documents  have become  effective  pursuant to
Section 7.19(a) prior to the Existing Arch Senior Note Termination Date, (x) any declaration of the effectiveness of any Collateral Document shall automatically be deemed to declare the corresponding Indenture Collateral Documents to be effective, (y) any grant of a security interest to the Collateral Agent in any Property shall also grant a ratable interest in such Collateral under the applicable Indenture Collateral Documents to the Applicable Arch Indenture Trustees, and (z) any direction to the Escrow Agent to deliver a Collateral Document, UCC-1 Financing Statement, Powers of Attorney or other documents shall also constitute a direction to deliver the corresponding document executed for the benefit of the Applicable Arch Indenture Trustees.

          (c) Notwithstanding the foregoing, prior to the Existing Arch Senior Note Termination Date, Benbow Investments shall not be obligated to grant a security interest in any of its assets.

     7.20. YEAR 2000 ISSUE.

          Take, and shall cause each of its Subsidiaries to take, all necessary action to complete by September 29, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower or any of its Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed, except where the failure to do such reprogramming or testing could not reasonably be expected to have a Material Adverse Effect. At the request of the Administrative Agent, the Borrower shall provide, and shall cause each of its Subsidiaries to provide, to the Administrative Agent reasonable assurance of its compliance with the preceding sentence.


8.   NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that, until all obligations of the Loan Parties under the Loan Documents have been paid in full and all Commitments of the Credit Parties have been terminated and no obligations of any Credit Party exists under any of the Loan Documents, it shall not:

     8.1. INDEBTEDNESS.

          Create,   incur,   assume  or  suffer  to  exist  any   liability  for
Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents and the Loan Documents under and as defined in the Tranche B Credit Agreement, (ii) Indebtedness of the Borrower or any of its Subsidiaries existing on the Second Restatement Date as set forth on
Schedule 8.1, including, except as set forth in the proviso below, refinancings thereof but not increases in the amount of any thereof, provided that, without the consent of the Required Lenders, refinancings of such existing Indebtedness shall not be permitted unless the interest rate on any such refinanced Indebtedness is not in excess of the rate available for similar borrowings by similar borrowers at the time of the refinancing, the final maturity of such refinanced Indebtedness is not earlier than the Tranche C Maturity Date, the average weighted life to maturity of such refinanced Indebtedness shall be greater than the average weighted life to maturity of the Indebtedness under the Loan Documents determined as of the date of such refinancing and if the Indebtedness being refinanced is subordinated to the Indebtedness under the Loan Documents, such refinanced Indebtedness shall be so subordinated on the same terms and to the same extent as such Indebtedness being so refinanced, (iii) Indebtedness under the Existing Intercompany Notes, (iv) Contingent Obligations to the extent permitted by Section 8.4, (v) prior to the Existing Arch Senior Note Termination Date, unsecured Indebtedness (A) between the Borrower and Arch, and (B) among the Borrower and its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets), (vi) on and after the Existing Arch Senior Note Termination Date, unsecured and subordinated Indebtedness (A) between the Borrower and Arch, and (B) among the Borrower and its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets), which shall be subordinated to the Borrower Obligations on terms and conditions acceptable to the Administrative Agent and the Required Lenders ("INTERCOMPANY SUBORDINATED DEBT"), (vii) Indebtedness of the Borrower in respect of the ACE Subordinated Note in a principal amount not in excess of $50,000,000, (viii) Indebtedness of Arch under the Existing Arch Senior Notes, the Arch 12 3/4% Senior NoteS and the Replacement Notes, if any, provided that the principal amount of any Replacement Notes shall not exceed the principal amount of the Existing Arch Senior Notes or the Arch 12 3/4% Senior Notes repaid with the proceeds thereof, and (ix) other IndebtednesS (including Non-Competition Agreements) of the Borrower and its

Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets) in an amount not to exceed 2.5% of Maximum Permitted Indebtedness.

     8.2. LIENS.

          Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business, not delinquent or, if delinquent, being contested in accordance with Section 7.4, (ii) Liens created in favor of the Administrative Agent pursuant to the Collateral Documents, (iii) mechanics', carriers', warehousemen's, workmen's, repairmen's or other like statutory Liens incurred in the ordinary course of business, provided that the obligations secured thereby are not past due or are being contested in good faith by appropriate proceedings in accordance with Section 7.6, (iv) Liens existing on the Second Restatement Date as set forth in Schedule 8.2, (v) Liens when and if granted to the Applicable Arch Indenture Trustees, under the Indenture Collateral Documents, and (vi) other Liens securing Indebtedness of the Borrower and its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets) in an amount not to exceed 2.5% of Maximum Permitted Indebtedness.

     8.3. MERGER.

          Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its Property or any of its Stock or otherwise alter or modify its corporate name, structure, status or existence, or permit any of its Subsidiaries so to do, except:

               (i) prior to the Existing Arch Senior Note Termination Date, Arch and any of its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets) may merge or consolidate with, or transfer all or substantially all of its assets to, Arch or any such Subsidiary, provided that in any merger involving the Borrower, the Borrower shall be the survivor;

               (ii) on and after the Existing Arch Senior Note Termination Date, the Borrower and any of its Subsidiaries may merge or consolidate with, or transfer all or substantially all of its assets to, the Borrower or any such Subsidiary, provided that (A) the Administrative Agent shall have received ten days' prior written notice thereof, (B) immediately before and after giving effect thereto no Default or Event of Default shall exist and
     (C) in any merger involving the Borrower, the Borrower shall be the survivor;

               (iii) at all times, (A) sales of Property to the extent permitted under Section 8.8 and (B) mergers involving Subsidiaries of the Borrower as part of an

     Acquisition permitted by Section 8.6, provided that no Stock is issued in connection therewith except to the extent permitted by Section 8.13; and

               (iv) on the Second Restatement Date, the ACE Transactions and the Arch Transactions.

     8.4. CONTINGENT OBLIGATIONS.

          Assume, guarantee, indorse, contingently agree to purchase or perform, or otherwise become liable upon any Contingent Obligation or permit any of its Subsidiaries so to do, except (i) the Contingent Obligations of Arch and the Subsidiary Guarantors under the Collateral Documents, (ii) guarantees by the Borrower of Indebtedness of any of its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets) or by any Subsidiary of the Borrower of Indebtedness of the Borrower or any other Subsidiary of the Borrower (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets), provided that such Indebtedness would be permitted by Section 8.1 if directly incurred and (iii) prior to the Existing Arch Senior Note Termination Date, Contingent Obligations of Arch or any of its Subsidiaries incurred to, or for the benefit of, Arch or any other such Subsidiary.

     8.5. RESTRICTED PAYMENTS.

          Declare or make any Restricted Payment, or permit any of its Subsidiaries so to do, except as follows:

          (a) PRIOR TO THE EXISTING ARCH SENIOR NOTE TERMINATION DATE. Prior to the Existing Arch Senior Note Termination Date, whether or not any of the Parent Discount Notes are outstanding or the Existing Discount Indenture is in effect, the following Restricted Payments shall be permitted:

                    (i) any Subsidiary of Arch may, directly or indirectly, make Restricted Payments to Arch or any of its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets); and

                    (ii) Arch and its Subsidiaries may make Restricted Payments to the Parent for purposes of enabling the Parent, as a consolidated taxpayer to pay Taxes, pursuant to the terms set forth in the Tax Sharing Agreement;

                    (iii) the Borrower and its Subsidiaries may pay Management Fees to Arch in any fiscal quarter (in an aggregate amount not exceeding 1 1/2% oF the net revenue of Arch and its Subsidiaries for the immediately preceding four fiscal quarters ending with the latest fiscal quarter for which Arch has filed a quarterly report with the SEC on form 10-Q or an annual report on form 10-K) in accordance with the terms set forth in the Management Agreement for services rendered to the Borrower or any of its Subsidiaries, provided that (i) no Default or

     Event of Default has occurred or is continuing (provided that during the continuance of a Default or an Event of Default, the Management Fee may be accrued, but not paid) and (ii) any such Management Fee accrued or paid shall be treated as an operating expense and deducted from the calculation of Operating Cash Flow; and

                    (iv) provided that no Default or Event of Default shall exist both before and after giving effect thereto, after the Borrower has delivered financial statements pursuant to Section 7.1(a) or (b) that demonstrate that the Total Leverage Ratio has been less than 3.00:1:00 for the immediately preceding two consecutive fiscal quarters, and provided that the Total Leverage Ratio would not be greater than or equal to 3.00:1.00 after giving effect thereto, (A) Arch may make any Restricted Payments to the Parent, and (B) the Parent may make any Restricted Payments to its shareholders.

          (b) ON AND AFTER THE EXISTING ARCH SENIOR NOTE TERMINATION DATE. On and after the Existing Arch Senior Note Termination Date, whether or not any of the Parent Discount Notes are outstanding or the Existing Discount Indenture is in effect, the following Restricted Payments shall be permitted:

                    (i) any Subsidiary of the Borrower may make a Restricted Payment to its parent;

                    (ii) provided that no Default or Event of Default shall exist both before and after giving effect thereto, a Subsidiary of Arch may make a Restricted Payment (other than Management Fees or any payment under the Tax Sharing Agreement or the Management Agreement) to Arch (A) on a day on which Arch is obligated to make a payment in respect of Required Obligations so long as the amount thereof does not exceed the amount of the Required Obligation payable on such date, and (B) for any other purpose so long as after giving effect thereto, the API Leverage Ratio does not exceed 2.00:1.00;

                    (iii) Arch and its Subsidiaries may make Restricted Payments to the Parent for purposes of enabling the Parent, as a consolidated taxpayer to pay Taxes, pursuant to the terms set forth in the Tax Sharing Agreement;

                    (iv) the Borrower and its Subsidiaries may pay Management Fees to Arch in any fiscal quarter (in an aggregate amount not exceeding 1 1/2% oF the net revenue of Arch and its Subsidiaries for the immediately preceding four fiscal quarters ending with the latest fiscal quarter for which Arch has filed a quarterly report with the SEC on form 10-Q or an annual report on form 10-K) in accordance with the terms set forth in the Management Agreement for services rendered to the Borrower or any of its Subsidiaries, provided that (i) no Default or Event of Default has occurred or is continuing (provided that during the continuance of a Default or an Event of Default, the Management Fee may be accrued, but not paid) and (ii) any such Management Fee accrued or paid shall be treated as an operating expense and deducted from the calculation of Operating Cash Flow; and

                    (v) provided that no Default or Event of Default shall exist both before and after giving effect thereto, after the Borrower has delivered financial statements pursuant to Section 7.1(a) or (b) that demonstrate that the Total

     Leverage Ratio has been less than 3.00:1:00 for the immediately preceding two consecutive fiscal quarters, and provided that the Total Leverage Ratio would not be greater than or equal to 3.00:1.00 after giving effect thereto, (A) Arch may make any Restricted Payments to the Parent, and (B) the Parent may make any Restricted Payments to its shareholders.

          (c) ADDITIONAL RESTRICTED PAYMENTS TO THE PARENT. So long as any of the Parent Discount Notes are outstanding or the Existing Discount Indenture is in effect, and provided that immediately before or after giving effect to such declaration and payment no Default or Event of Default shall exist, in addition to any payments permitted under clauses (a) and (b) above, Arch may make Restricted Payments to the Parent (A) on any day in an amount not in excess of the amount of interest due and payable on the Parent Discount Notes on such day,
(B) to enable the Parent to repurchase shares of its Stock in an aggregate amount not exceeding $1,000,000 minus amounts expended for such purpose on or after March 12, 1996 and (C) to enable the Parent to make payments (not exceeding $189,282 in any fiscal year) when due under the Consulting Agreement constituting a part of the Page Call Purchase Documents.

     8.6. INVESTMENTS, LOANS, ACQUISITIONS, ETC.

          At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person including an Acquisition, or make any payments in respect of the ACE Subordinated Note, or permit any of its Subsidiaries so to do, (all of which are sometimes referred to herein as "INVESTMENTS") except:

          (a) Investments in short-term domestic and eurodollar certificates of deposit issued by any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof and having undivided capital surplus and retained earnings exceeding $500,000,000;

          (b) Investments in short-term direct obligations of the United States of America or agencies thereof which obligations are guaranteed by the United States of America;

          (c) Investments existing on the Second Restatement Date as set forth in Schedule 8.6;

          (d) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions;

          (e) commercial paper maturing not in excess of 270 days from the date of acquisition and rated P-1 by Moody's or A-1 by S&P on the date of acquisition thereof;

          (f) Indebtedness (which Indebtedness shall not have a maturity in excess of one year) which is rated A or better by Moody's or S&P on the date of acquisition thereof;

          (g) prior to the Existing Arch Senior Note Termination Date, the Borrower or any of its Subsidiaries may make loans or advances to Arch or any of its Subsidiaries;

          (h) Acquisitions of Persons in the wireless messaging industry made by the Borrower or any of its Subsidiaries, provided that:

               (i) the Acquisition Consideration of each such Acquisition shall not exceed $25,000,000 individually or $50,000,000 in the aggregate for all such Acquisitions made in any 24 month period,

               (ii) immediately before and after giving effect to each such Acquisition, (A) no Default or Event of Default shall exist, (B) the Total Leverage Ratio shall be less than or equal to 4.75:1.00, and (C) the API Leverage Ratio shall be less than or equal to 2.50:1.00,

               (iii) the representations and warranties set forth in Section 4 (other than Section 4.1 to the extent that Schedule 4.1 does not reflect the Acquisition in question) are true and correct, and

               (iv) the Administrative Agent shall have received with sufficient copies for each Lender (A) ten Business Days' prior written notice thereof,
     (B) a certificate of a Financial Officer of the Borrower as to the matters set forth in clauses (i) through (iii) above, (C) unaudited Consolidated pro-forma balance sheets and the Consolidated pro-forma statements of operations of the Borrower and its Subsidiaries presenting the pro-forma Consolidated financial condition of the Borrower and its Subsidiaries and the pro-forma Consolidated statements of operations of the Borrower and its Subsidiaries through the Tranche C Maturity Date, (D) a Compliance Certificate on a pro forma basis giving effect to such Acquisition, (E) such other documents as may be requested by the Administrative Agent or its counsel in order for the Administrative Agent to obtain a perfected first priority security interest in the Property or Stock so acquired under the Collateral Documents or the Triggering Collateral Documents solely to the extent that (x) such Collateral Documents or the Triggering Collateral Documents are effective and (y) a security interest has been granted by the Person making the Acquisition in the type of Property or Stock being acquired, and (F) such other information or documents as the Administrative Agent shall have reasonably requested;

          (i) Investments consisting of the Existing Intercompany Notes;

          (j) Investments by the Borrower or any of its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets) in Intercompany Subordinated Debt, provided, however, that (A) any such loan is evidenced by a subordinated promissory note in form and substance satisfactory to the Administrative Agent which is delivered to the Appropriate Party under the applicable Collateral Document, and (B) no Default or Event of Default would exist before or after giving effect thereto;

          (k) Investments by the Borrower in Benbow Investments consisting solely of the ACE Subordinated Note, which ACE Subordinated Note shall be in form and substance satisfactory to the Administrative Agent and shall, among other things, prohibit any payments thereunder if a Default or Event of Default would exist and be continuing immediately before and after giving effect thereto and which shall limit any payments to be made thereunder during any period to the amount permitted to be applied during such period to Additional Benbow Investments pursuant to Section 8.6(l), provided that the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, attaching a true and correct copy of such ACE Subordinated Note;

          (l) Additional Benbow Investments, PROVIDED THAT:

               (i) an amendment to the Shareholders' Agreement, dated as of September 23, 1994, among Benbow, Westlink and June Walsh, as previously amended prior to the date hereof, shall have been executed and shall have become effective, such amendment to be in all respects satisfactory to the Administrative Agent, provided that the Administrative Agent shall have received a certificate of an officer of the Borrower, attaching a true and correct copy of such amendment;

               (ii) immediately before or after giving effect to any such Additional Benbow Investment, no Default or Event of Default shall exist,

               (iii) prior to the Existing Arch Senior Note Termination Date, the amount of such Additional Benbow Investments shall not exceed $10,000,000 in the aggregate in any one fiscal year of the Borrower and $25,000,000 in the aggregate for all such Additional Benbow Investments, and

               (iv) on and after the Existing Arch Senior Note Termination Date, Additional Benbow Investments may be made so long as before and after giving effect thereto, the API Leverage Ratio is less than or equal to 2:00:1.00;

          (m) payments by the Borrower in respect of the ACE Subordinated Note, provided that (i) no Default or Event of Default would exist and be continuing immediately before and after giving effect thereto, (ii) the amount of any such payment shall not exceed the amount of Additional Benbow Investments permitted to be made to Benbow pursuant to the provisions of Section 8.6(l) as of the date such payment is made, and (iii) the proceeds of any such payment shall be used promptly and solely as an Additional Benbow Investment; and

          (n) other Investments, provided that (i) no Default or Event of Default shall exist both before and after giving effect thereto, (ii) the Borrower shall have delivered financial statements pursuant to Section 7.1(a) or
(b) that demonstrate that the Total Leverage Ratio has been less than 3.00:1:00 for the immediately preceding two consecutive fiscal quarters, and (iii) the Total Leverage Ratio would not be greater than or equal to 3.00:1.00 after giving effect thereto.

     8.7. BUSINESS AND NAME CHANGES.

          Materially change, or permit any such Subsidiary to materially change, the nature of its respective business as conducted on the Second Restatement Date, or, without giving the Administrative Agent thirty days' prior written notice, change its name or permit any such Subsidiary to change its name.

     8.8. SALE OF PROPERTY.

          Sell, exchange, lease, transfer, assign or otherwise dispose of any Property to any Person, or permit any of its Subsidiaries so to do, except:

               (a) sales or dispositions of Property in the ordinary course of business, including normal retirements and replacements of Property in the ordinary course of business;

               (b) prior to the Existing Arch Senior Note Termination Date, sales or other dispositions of Property between Arch and any of its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets);

               (c) the Tower Sale, provided that:

                    (i) no Default or Event of Default shall exist immediately before or after giving effect thereto, and

                    (ii) the consideration received or to be received by Arch or any of its Subsidiaries shall be payable at least 85% in cash on or before the closing of such Tower Sale and shall not be less than the fair market value of the Property so sold, as reasonably determined by the Managing Person of Arch or such Subsidiary; and

               (d) sales or other dispositions of Property by the Borrower or any of its Subsidiaries (other than Benbow Investments until such time as Benbow Investments ceases to be an Unrestricted Subsidiary under and as defined in the Existing Arch Senior Indentures, has become a Subsidiary Guarantor and has granted a security interest to the Collateral Agent in its assets) (each, an "ASSET SALE DISPOSITION") not otherwise described in this Section, provided that:

                    (i) the Borrower shall give the Administrative Agent at least 10 Business Days' prior written notice of each such Asset Sale Disposition identifying the Property to be sold and the total consideration to be paid in respect thereof,

                    (ii) no Default or Event of Default shall exist immediately before or after giving effect thereto,

                    (iii) the consideration received or to be received by the Borrower or any of its Subsidiaries shall be payable at least 85% in cash on or before the closing of such Asset Sale Disposition and shall not be less than the fair market value of the Property so sold, as reasonably determined by the Managing Person of the Borrower or such Subsidiary,

                    (iv) each such Asset Sale  Disposition made pursuant to this
     Section 8.8(d) shall not exceed $25,000,000 individually or $50,000,000 in the aggregate in any 24 month period,

                    (v) the Total Leverage Ratio shall be less than or equal to 4.75:1.00 immediately before or after giving effect thereto, and

                    (vi) the API Leverage Ratio shall be less than or equal to 2.50:1.00 immediately before or after giving effect thereto.

     8.9. SUBSIDIARIES.

          Create or acquire any Subsidiary, or permit any of its Subsidiaries so to do, except (i) as otherwise provided pursuant to and in accordance with Sections 7.17, 7.18 or 8.6 and (ii) with the consent of Required Lenders, the Borrower or any of its Subsidiaries may create an unconsolidated Subsidiary not subject to the provisions contained in Sections 7 and 8.

     8.10. ORGANIZATIONAL DOCUMENTS.

          Amend or otherwise modify its Organizational Documents in any way which would adversely affect the interests of the Lenders under any of the Loan Documents or the obligations the Borrower or any of its Subsidiaries under any of the Loan Documents, or permit any of its Subsidiaries so to do.

     8.11. PREPAYMENTS OF INDEBTEDNESS.

          Prepay or obligate itself to prepay, in whole or in part, or voluntarily redeem or otherwise retire prior to the maturity thereof, any Indebtedness (other than Indebtedness under the Loan Documents and the Loan Documents under and as defined in the Tranche B Credit Agreement), or permit any of its Subsidiaries so to do, except (i) prepayment of the Existing Arch Senior Notes or the Arch 12 3/4% Senior Notes with thE proceeds of any Replacement Notes, and (ii) prior to the Existing Arch Senior Note Termination Date, Indebtedness owed by the Borrower or any of its Subsidiaries to Arch or any of its other Subsidiaries.

     8.12. SALE AND LEASEBACK.

          Enter into any arrangement with any Person providing for the leasing by it of Property which has been or is to be sold or transferred by it to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or its rental obligations, or permit any of its Subsidiaries so to do, except that (i) the Borrower or any of its Subsidiaries may lease any transmitting tower site which was the subject of a Disposition, and (ii) prior to the Existing Arch Senior Note Termination Date, the Borrower or any of its Subsidiaries may enter into any such sale and leaseback transaction with Arch or any of its other Subsidiaries.

     8.13. ISSUANCE OF CAPITAL STOCK.

          Issue any additional Stock or other equity or ownership interest, or permit any of its Subsidiaries so to do, except that the Borrower or any of its Subsidiaries may issue additional common Stock to its immediate parent provided that simultaneously therewith such Stock shall be delivered to the Appropriate Party, with appropriate stock powers.

     8.14. FISCAL YEAR.

          Change its fiscal year from that in effect on the Second Restatement Date or permit any of its Subsidiaries so to do.

     8.15. AMENDMENTS, ETC. OF CERTAIN AGREEMENTS.

          Enter into or agree to any amendment, modification or waiver of any term or condition of any of the Existing Parent Intercompany Notes, the Existing Intercompany Notes, the Management Agreement, any Non-Competition Agreement, the Subordinated Indenture, the Subordinated Debentures, the Parent Discount Notes Indenture, the Parent Discount Notes, the Existing Arch Senior Notes, the
Existing Arch Indentures, the Arch 12 3/4% Senior Notes, the Arch 12 3/4% Indenture, the Replacement Notes, the ReplaceMENT Indenture, the Tax Sharing Agreement or the Subordination Agreement, in each case in any way which could adversely affect either (i) the interests of the Administrative Agent and the Lenders under the Loan Documents or (ii) any Loan Party's ability to perform its obligations under the Loan Documents.

     8.16. TRANSACTIONS WITH AFFILIATES.

          Become a party to any transaction with an Affiliate or permit any of its Subsidiaries so to do, unless its Managing Person shall have determined that the terms and conditions relating to such transaction are as favorable to it as those which would be obtainable at that time in a comparable arms-length transaction with a Person other than an Affiliate.

     8.17. ERISA.

          Adopt or become obligated to contribute to any Plan or Multiemployer Plan, or permit any of its Subsidiaries or Commonly Controlled Entity so to do.


9.   DEFAULT

     9.1. EVENTS OF DEFAULT.

          The following shall each constitute an "Event of Default" hereunder:

               (a) The failure of the Borrower to pay (i) any principal on any Note or (ii) any Reimbursement Obligation, on the date when due and payable; or

               (b) The failure of the Borrower to pay any interest or any other fees or expenses payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

               (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.7; or

               (d) The failure of any Loan Party to observe or perform any covenant or agreement contained in Section 7.2(f), 7.3, 7.11, 7.12, 7.13, 7.14, 7.15,

7.16, 7.17,  7.18, 7.19 or 7.20,  Section 8 or Section 11.1 of this Agreement or
Section 2 of the Subsidiary Guaranty,  the Parent Guaranty or the Arch Guaranty;
or

               (e) The failure of any Loan Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days from the first date when the Parent, Arch or the Borrower shall have obtained knowledge thereof; or

               (f) Any representation or warranty of any Loan Party (or of any officer of the Borrower or Arch on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant to this Agreement, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

               (g) Any obligation of the Parent or any of its Subsidiaries (other than Benbow Investments), whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases (including any mandatory redemption of the Existing Arch Senior Notes, the Arch 12 3/4% Senior Notes or thE Replacement Notes) in an aggregate amount greater than $10,000,000 (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) the holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof; or

               (h) the Parent or any of its Subsidiaries shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or
(v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such petition or proceeding referred to above filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Parent or any of its Subsidiaries; or

               (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Parent or any of its Subsidiaries bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Parent or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Parent or any of its Subsidiaries or of any substantial part of the Property thereof, which decree or order has continued unstayed and in effect for a period of 60 days, provided that such 60 day period shall not apply (and an immediate Event of Default shall occur) if such decree or order has been submitted by, or consented to, by the Parent or any of its Subsidiaries, or (iv) ordering the winding up or liquidation of the affairs of the Parent or any of its Subsidiaries (other than an order requested by the Parent or any of its Subsidiaries in respect of a transaction permitted by Section 7.3); or

               (j) Any judgment or decree against the Parent or any of its Subsidiaries aggregating in excess of $1,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

               (k) The occurrence of an Event of Default under and as defined in the Tranche B Credit Agreement; or

               (l) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing; or

               (m) The FCC or any other Governmental Body cancels or revokes any of Arch's or any of its Subsidiaries' material licenses, or fails to renew any such license or licenses, which cancellation, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

               (n) There shall occur a Change of Control; or

               (o) There shall occur a Default or Event of Default (under and as defined in the Parent Discount Notes Indenture, the Subordinated Note Indenture, the Existing Arch Indentures, the Arch 12 3/4% Indenture or any Replacement Indenture).

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clauses (h) or (i) above, the Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, the Reimbursement Obligations and all other amounts owing under the Loan Documents shall immediately become due and payable without any further action, and the Administrative Agent, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated, forthwith, whereupon the Commitments shall immediately terminate, and (ii) upon the direction of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, the Reimbursement Obligations and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent shall, and upon the direction of the Required Lenders, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. To the extent not prohibited by applicable law, the Borrower hereby further expressly waives and covenant not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          In the event that the Commitments shall have terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have become due and payable pursuant to the provisions of this Section 9, any funds received by any Credit Party from or on behalf of the Borrower (except funds received by any Lender as a result of a purchase from any other Lender pursuant to Section 2.9(c)) shall be remitted to, and applied by, the Administrative Agent in the following manner and order:

               (i) first, to reimburse the Administrative Agent, the Letter of Credit Issuer and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.4,

               (ii) second, to the payment of the Fees, pro rata according to the Fees due and owing to the Credit Parties,

               (iii)  third,  to the  payment,  pro rata  according to the Total
     Percentage  of  each  Lender,   of  interest  due  on  the  Loans  and  the
     Reimbursement Obligations,

               (iv) fourth, to the payment of any other fees, expenses or other amounts (other than the principal of and interest on the Loans) payable by the Loan Parties to the Credit Parties under the Loan Documents,

               (v) fifth, to the payment to the Lenders of, and on a pro rata basis in accordance with, the unpaid principal amount of the Loans and the Reimbursement Obligations and each amount then due and payable under each Secured Hedging Agreement between the Borrower and a Lender, and

               (vi) sixth, any remaining funds shall be paid to the Borrower or as a court of competent jurisdiction shall direct.


10.  THE ADMINISTRATIVE AGENT

     10.1. APPOINTMENT.

          Each of the Lenders hereby irrevocably appoints BNY as the Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     10.2. INDIVIDUAL CAPACITY.

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary, or any Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     10.3. EXCULPATORY PROVISIONS.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (1) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (2) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1), and (3) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or another Credit Party and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreements, instrument or document, or (v) the satisfaction of any condition set forth in Sections 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     10.4. RELIANCE BY ADMINISTRATIVE AGENT.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     10.5. DELEGATION.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     10.6. RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the written consent of the Borrower (such consent not to be unreasonably withheld and not to be required during the continuance of an Event of Default) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Section 10 and Section 11.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or permitted to be taken by any of them while it was acting as Administrative Agent.

     10.7. NON-RELIANCE ON OTHER CREDIT PARTIES.

          Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     10.8.   COLLATERAL   AGENT,   MANAGING   AGENTS,   SYNDICATION   AGENT  AND
DOCUMENTATION AGENT.

          The Collateral Agent, in its capacity as Collateral Agent, shall have only the duties and obligations expressly set forth in the Loan Documents to which it is a party. The Managing Agents, Syndication Agent and Documentation Agent shall have no duties or obligations under the Loan Documents in their respective capacities as Managing Agents, Syndication Agent and Documentation Agent. The Collateral Agent, Managing Agents, Syndication Agent and Documentation Agent shall be entitled to the same protections, indemnifies and rights, and subject to the same standards with respect to their actions, inactions and duties, as the Administrative Agent.

11.  MISCELLANEOUS

     11.1. AMENDMENTS AND WAIVERS.

          (a) No failure to exercise and no delay in exercising, on the part of any Credit Party, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

          (b) Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Administrative Agent and the appropriate parties to the Loan Documents (other than the other Credit Parties) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Administrative Agent on behalf of the other Credit Parties, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

               (i) increase the Tranche A Commitment of any Tranche A Lender without such Lender's consent;

               (ii) unless agreed to by each Credit Party affected thereby, (A) reduce the principal amount of any Extension of Credit, or reduce the rate of interest thereon, or reduce any fees or other obligations payable under the Loan Documents, (B) extend any date (including any Maturity Date) fixed for the payment of any principal of or interest on any Extension of Credit, any fees, or any other obligation payable under the Loan Documents, (C) extend the expiration date of any Letter of Credit beyond the Tranche A Maturity Date, or (D) extend any date for the reduction of the Aggregate Tranche A Commitments set forth in Section 2.3(b);

               (iii) unless agreed to by all of the Tranche A Lenders, Tranche B Lenders and Tranche C Lenders: (A) increase the Aggregate Tranche A Commitments, (B) change this Section 11.1, the definition of "Minority Lenders" or "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder,
     (C) change Section 2.9 in a manner that would alter the pro rata sharing of payments required thereby, (D) consent to any assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document, (E) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, Arch from its obligations under Arch Guaranty or the Parent from its obligations under the Parent Guaranty (except as may be expressly permitted thereunder or hereunder), or (F) release any of the Collateral from the Liens of the Collateral Documents, except as may be expressly permitted thereunder or hereunder,

               (iv) without the consent of Lenders of each Class having not less than 66-2/3% of the (A) Aggregate Tranche A Commitments in the case of Tranche A Lenders, (B) Aggregate Tranche B Commitments (or after the Tranche B Conversion Date, the Aggregate Tranche B Exposure) in the case of Tranche B Lenders and (C) the outstanding principal amount of the Tranche C Loans in the case of Tranche C Lenders, no such amendment, supplement, modification, waiver or consent shall change the provisions of Section 2.4 relating to the allocation of prepayments to the Tranche A Loans and the Tranche C Loans and the reduction of the Aggregate Tranche A Commitments, and

               (v) unless agreed to by the Administrative Agent, the Collateral Agent or the Letter of Credit Issuer, amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Letter of Credit Issuer, respectively, under the Loan Documents.

          Any such amendment, supplement, modification, waiver or consent shall apply equally to each Credit Party and shall be binding upon each Credit Party and each Loan Party to the applicable Loan Document, and upon all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the Credit Parties and each Loan Party party to the applicable Loan Document shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.

     11.2. NOTICES.

          All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by facsimile, when sent, to the last address (including telephone and facsimile numbers) for such party specified by such party in a written notice delivered to the Administrative Agent and the Borrower or, if no such written notice was so delivered, as follows:

               (a) in the case of any Loan Party, to such Loan Party c/o Arch Paging, Inc., 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, Attention: J. Roy Pottle, Chief Financial Officer, Telephone: (508) 870-6703, Facsimile: (508) 870-6076,

               (b) in the case of the Administrative Agent and the Letter of Credit Issuer, to The Bank of New York, Agency Function Administration, One Wall Street, 18th Floor, New York, NY 10286; Attention: Michael Pizarro,
     Telephone: (212) 635-4697; with a copy to: The Bank of New York, One Wall Street,

     16th Floor, New York, NY 10286, Attention:  Geoffrey C. Brooks,  Telephone:
     (212) 635-8475, Facsimile (212) 635-8593; and

               (c) in the case of a Lender, at its address set forth on its signature page hereto or, in the Assignment or Acceptance Agreement or other instrument pursuant to which it became a Lender;

provided, however, that any notice, request or demand by the Borrower pursuant to Sections 2.2, 2.3, 2.4, 2.6 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

     11.3. SURVIVAL.

          All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Extensions of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder.

     11.4. EXPENSES; INDEMNITY.

          (a) The Borrower agrees, on demand therefor and whether any Extension of Credit is made (i) to pay or reimburse the Administrative Agent and its Related Parties for all reasonable out-of-pocket expenses incurred thereby, including the reasonable fees, charges and disbursements of counsel, in connection with the development, preparation, execution, syndication and administration of, the Loan Documents (including any amendment, supplement or other modification thereto (whether or not executed or effective)), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby and (ii) to pay or reimburse each Credit Party for all of its costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (A) the protection or enforcement of its rights under the Loan Documents, including any related collection proceedings and any negotiation, restructuring or "work-out", and (B) the enforcement of this Section.

          (b) The Borrower shall, on demand therefor, indemnify each Credit Party and each of their respective Related Parties (each, an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel, incurred by or asserted against any Indemnified Person in connection with or in any way arising out of any Loan Document, any other Transaction Document or any Transaction, including as a result of (i) any breach by the Borrower of the terms of any Loan Document, the use of proceeds of any Extension of Credit or any action or failure to act on the part of the Borrower, (ii) the consummation or proposed consummation of the Transactions or any other transactions contemplated hereby, (iii) any Extension of Credit or the use of the proceeds therefrom, (iv) any actual or alleged presence or release of Hazardous Substance on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability in respect of any Environmental Law related in any way to the Borrower or any of its Subsidiaries, (v) any action or failure to act on the part of the

Borrower or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto (collectively, the "INDEMNIFIED LIABILITIES"), provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnified Person.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any of its Affiliates under subsections (a) or (b) of this Section, each Lender severally agrees, on demand therefor, to pay to the Administrative Agent such Lender's Total Percentage of such amount (determined as of the time that the applicable unreimbursed expense or Indemnified Liability is sought).

     11.5. SUCCESSORS AND ASSIGNS

          (a) The Loan Documents shall be binding upon and inure to the benefit of each of the parties thereto, and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any such attempted assignment or transfer without such consent shall be null and void).

          (b) Each Lender may assign all or a portion of its rights and obligations under the Loan Documents to (i) any Subsidiary or Affiliate of such Lender, (ii) any other Lender, or (iii) with the consent of the Borrower, the Administrative Agent and the Letter of Credit Issuer (which consents shall not be unreasonably withheld or delayed and, in the case of the Borrower's consent, shall not be required during the continuance of an Event of Default), to any other Eligible Institution, provided that:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's rights and obligations under the Loan Documents, the amount of the assigning Lender's Tranche A Commitment and Tranche C Loan subject to such assignment, when added to the amount of the assigning Lender's Tranche B Commitment (or, if the Tranche B Commitment no longer exists, the Tranche B Loans) subject to a simultaneous assignment made by such assigning Lender to the same Eligible Institution under the Tranche B Credit Agreement (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and

               (B) for each assignment, the assignor and such assignee shall deliver to the Administrative Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Administrative Agent and, if the assignee is not then a Lender and is a Foreign Credit Party, the documents required by Section 3.6(c).

Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the consents required to such assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment

Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall, unless already a Lender, become a party hereto and shall, for all purposes of the Loan Documents, be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Note, each payable to the order of such assignee and dated the Second Restatement
Date. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

          (c) Each Lender may grant participations in all or any part of its rights and obligations under the Loan Documents to one or more Eligible Institutions, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Borrower and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) the Borrower shall not at any time be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation, and (v) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section 11.1 require the consent of all of the Lenders.

          (d) Subject to subsection (e) below, any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

          (e) Except to the extent of any assignment pursuant to subsection (b) above, no Lender shall be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its rights and obligations under the Loan Documents.

     11.6. COUNTERPARTS; INTEGRATION.

          Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile shall be effective as delivery of a manually executed counterpart of such Loan Document. The Loan Documents and any separate letter agreements between the Borrower and a Credit Party with respect to fees embody the entire agreement and understanding among the Loan Parties and the Credit Parties with respect to the subject matter thereof and supersede all prior agreements and understandings among the Loan Parties and the Credit Parties with respect to the subject matter thereof.

     11.7. SEVERABILITY.

          Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.8. GOVERNING LAW.

          THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     11.9. JURISDICTION; SERVICE OF PROCESS.

          Each party to a Loan Document hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a Credit Party may otherwise have to bring any action or proceeding relating to Loan Documents against the Borrower or its properties in the courts of any jurisdiction. Each party to a Loan Document hereby irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to a Loan Document to serve process in any other manner permitted by law.

     11.10. WAIVER OF TRIAL BY JURY.

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     11.11. SAVINGS CLAUSE.

          This Agreement is intended solely as an amendment of, and contemporaneous restatement of, the terms and conditions of the Existing ACE Credit Agreement and the Notes delivered pursuant hereto are intended to amend and restate the notes issued under the Existing ACE Credit Agreement and neither this Agreement or the Notes is intended and neither should be construed as in any way extinguishing or terminating the Existing ACE Credit Agreement. The Existing Borrower Security Agreement and the Existing Subsidiary Guaranty, to the extent provided in the Borrower Pledge Agreement (Bank), the Subsidiary Guaranty and the Restricted Subsidiary Security Agreement (Bank) remain in full force and effect and continue to secure the obligations of the Loan Parties as set forth therein.

     11.12. CONFIDENTIALITY.

          Each of the Lenders and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by Arch, the Borrower or any of their respective Subsidiaries pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to such Lender or the Administrative Agent, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder (collectively, the "CONFIDENTIAL INFORMATION"), provided, however, that nothing herein shall limit the disclosure of any Confidential Information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to counsel to any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (iv) to the Administrative Agent or the Lenders,
(v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, provided that if practicable to do so under the circumstances, Arch or the Borrower, as the case may be, is given prior notice of, and an opportunity to contest, the production of such Confidential Information (which such notice and opportunity shall be reasonable under the circumstances), (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees in writing to keep such Confidential Information confidential on substantially the same basis as set forth in this Section, or
(vii) to affiliates of the Administrative Agent or each Lender. Notwithstanding the provisions of clause (vii) above, neither the Administrative Agent nor any Lender shall disclose any such Confidential Information to any of its respective affiliates, directors, officers, employees or representatives except to the extent that it or they have a need to know such Confidential Information in connection with the structuring or administration of the Loans or any Loan Document, any assignment or participation thereof or activities incidental thereto.

     11.13. RELEASE OF BENBOW ASSETS.

          By executing this Agreement, each of the Credit Parties hereby authorizes BNY as the Administrative Agent under (i) the Existing Subsidiary Guaranty to release the Liens granted by Westlink thereunder in the Benbow Assets, (ii) the Existing Parent Security Agreement to release the Liens granted by the Parent thereunder in the Benbow Assets, and (iii) the Existing Borrower Security Agreement the Liens granted by ACE in its Stock in Westlink II (if any). Nothing herein shall affect the right of the Credit Parties to require Benbow Investments to become a Subsidiary Guarantor and a party to the Unrestricted Subsidiary Security Agreement (Bank) on the Existing Arch Senior Note Termination Date.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement (Tranche A and Tranche C Facilities) to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                            ARCH PAGING, INC.


                                   BY: _____________________________
                                   NAME:____________________________
                                   TITLE:___________________________

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    THE BANK OF NEW YORK,
                                    Individually, as Letter Of Credit Issuer, as
                                    Managing Agent and as Administrative Agent


                                    By:
                                    Name: Geoffrey C. Brooks
                                    Title: Vice President


                                    Tranche A Commitment: $15,312,500.00
                                    Tranche C Loan:       $10,937,500.00

                                    Address for Notices

                                    The Bank of New York
                                    One Wall Street
                                    Agency Function Administration
                                    18th Floor
                                    New York, New York 10286
                                    Attention: Michael Pizarro
                                    Telephone: (212) 635-4697
                                    Facsimile: (212) 635-6365 Or 6366 Or 6367

                                    With a Copy to:

                                    The Bank Of New York
                                    One Wall Street
                                    16th Floor
                                    New York, New York 10286
                                    Attention: Geoffrey C. Brooks
                                    Telephone: (212) 635-8475
                                    Telecopy:  (212) 635-8593 Or (212) 635-8679

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    TORONTO DOMINION (TEXAS), INC.,
                                    Individually, as Managing Agent and as
                                    Syndication Agent


                                    By:
                                    Name:
                                    Title:


                                    Tranche A Commitment: $16,406,250.00
                                    Tranche C Loan:       $11,718,750.00

                                    Address for Notices

                                    Toronto-Dominion (Texas), Inc.
                                    Communications Finance
                                    31 West 52nd Street
                                    21st Floor
                                    New York, New York 10019-6101
                                    Attention: Mary Meduski
                                    Telephone: (212) 827-7727
                                    Facsimile:  (212) 262-1928

                                    With a Copy to:
                                    Toronto-Dominion (Texas), Inc.
                                    909 Fannin, Suite 1700
                                    Houston, Texas 77010
                                    Attention: Ms. Debbie Greene
                                    Telephone: (713) 653-8245
                                    Facsimile:  (713) 951-9921

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    ROYAL BANK OF CANADA,
                                    Individually, as Managing Agent and as
                                    Documentation Agent


                                    By:
                                    Name:
                                    Title:


                                    Tranche A Commitment: $21,875,000.00
                                    Tranche C Loan:       $15,625,000.00

                                    Address for Notices

                                    Royal Bank of Canada
                                    Financial Square
                                    24th Floor
                                    New York, New York 10005-3531
                                    Attention: Thomas Byrne
                                    Telephone: (212) 428-6550
                                    Facsimile:  (212) 428-6460

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    FIRST UNION NATIONAL BANK


                                    By:
                                    Name:
                                    Title:


                                    Tranche A Commitment: $14,005,245.94
                                    Tranche C Loan:       $10,003,747.10

                                    Address for Notices

                                    First Union National Bank
                                    One First Union Center
                                    Charlotte, North Carolina 28288-0735
                                    Attention: Mark Hedrick
                                    Telephone: (704) 383-0297
                                    Facsimile: (704) 374-4092

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)

                                    VAN KAMPEN AMERICAN CAPITAL PRIME
                                    RATE INCOME TRUST


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $16,843,750.00
                                    Tranche C Loan:       $12,031,250.00

                                    Address for Notices

                                    Van Kampen Merritt
                                    One Parkview Plaza
                                    Oakbrook Terrace, Illinois 60181
                                    Attention: Jeffrey Maillet
                                    Telephone: (630) 684-6488
                                    Facsimile: (630) 684-6740

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)

                                    VAN KAMPEN CLO I, LIMITED

                                    By: Van Kampen American Capital
                                        Management, Inc., As Collateral Manager


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $9,406,250.00
                                    Tranche C Loan:       $6,718,750.00

                                    Address for Notices

                                    Van Kampen Merritt
                                    One Parkview Plaza
                                    Oakbrook Terrace, Illinois 60181
                                    Attention: Jeffrey Maillet
                                    Telephone: (630) 684-6488
                                    Facsimile:  (630) 684-6740

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $10,539,615.14
                                    Tranche C Loan:        $7,528,296.53

                                    Address for Notices

                                    PNC Bank, National Association
                                    1600 Market Street
                                    21st Floor
                                    Philadelphia, Pennsylvania 19103
                                    Attention: Jeffrey Hauser
                                    Telephone: (215) 585-6466
                                    Facsimile:  (215) 585-6680

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    FLEET NATIONAL BANK


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $10,500,644.32
                                    Tranche C Loan:        $7,500,460.23

                                    Address for Notices

                                    Fleet National Bank
                                    75 State Street
                                    Mail Code MA-B0-F10C
                                    Boston, Massachusetts 02109
                                    Attention: Jeffrey Mclaughlin
                                    Telephone: (617) 346-4373
                                    Facsimile:  (617) 346-4345

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    BANKBOSTON, N.A.


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment:  $8,716,447.03
                                    Tranche C Loan:        $6,226,033.59

                                    Address for Notices

                                    BankBoston, N.A.
                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Michael Ashton
                                    Telephone: (617) 434-5427
                                    Facsimile:  (617) 434-3401

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    GENERAL ELECTRIC CAPITAL CORPORATION



                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $8,079,949.58
                                    Tranche C Loan:       $5,771,392.56

                                    Address for Notices

                                    General Electric Capital Corporation
                                    120 Long Ridge Road
                                    Stamford, Connecticut 06927
                                    Attention: Brian Jack
                                    Telephone: (203) 357-6859
                                    Facsimile: (203) 357-4329

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $5,762,623.11
                                    Tranche C Loan:       $4,116,159.36

                                    Address for Notices

                                    SunTrust Bank Central Florida, N.A.
                                    200 South Orange Avenue, 4th Floor
                                    Orlando, Florida  32801
                                    Attention: Chris Aguilar
                                    Telephone: (407) 237-5210
                                    Facsimile:  (407) 237-5126

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    SOCIETE GENERALE


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $8,020,474.88
                                    Tranche C Loan:       $5,728,910.63

                                    Address for Notices

                                    Societe Generale
                                    Media & Communications
                                    1221 Avenue Of The Americas
                                    New York, New York  10020
                                    Attention: Mark Vigil
                                    Telephone: (212) 278-7350
                                    Facsimile:  (212) 278-6240

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    BEAR STEARNS INVESTMENT PRODUCTS INC.


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $7,656,250.00
                                    Tranche C Loan:       $5,468,750.00

                                    Address for Notices

                                    Bear, Stearns & Co. Inc.
                                    245 Park Avenue
                                    4th Floor
                                    New York, New York 10167
                                    Attention: Gloria Dombrowski
                                    Telephone: (212) 272-6043
                                    Facsimile:  (212) 272-4844

                                ARCH PAGING, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                      (TRANCHE A AND TRANCHE C FACILITIES)


                                    BARCLAYS BANK PLC


                                    By:
                                    Name:
                                    Title:

                                    Tranche A Commitment: $21,875,000.00
                                    Tranche C Loan:       $15,625,000.00

                                    Address for Notices

                                    Barclays Bank PLC
                                    388 Market Street
                                    Suite 1700
                                    San Francisco, California  94111
                                    Attention: Daniele Iacovone
                                    Telephone: (415) 765-4737
                                    Facsimile:  (415) 765-4760